UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 3, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc. to be held at 10:00 a.m., local time, on Thursday, May 17, 2012, at the Warwick New York Hotel, 65 West 54th Street, New York, New York 10019.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the proxy statement your careful attention.

In accordance with rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2012 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to vote by submitting your proxy over the Internet, by telephone or by mail. Please refer to the Notice of Internet Availability of Proxy Materials for more detailed voting instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of our Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Paul J. Diaz

President and Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2012

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m., local time, on Thursday, May 17, 2012, at the Warwick New York Hotel, 65 West 54th Street, New York, New York 10019 for the following purposes:

(1)	to elect a board of 11 directors;

(2)	to hold an advisory vote on Kindred’s executive compensation program;

(3)	to approve the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors;

(4)	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2012;

(5)	to consider and act upon a shareholder proposal described in the accompanying proxy statement, if properly presented at the Annual Meeting; and

(6)	to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 23, 2012 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 3, 2012

Paul J. Diaz

President and Chief Executive Officer

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2012

GENERAL INFORMATION

Overview

This proxy statement and the accompanying form of proxy are being provided to Kindred Healthcare, Inc. (“Kindred” or the “Company”) shareholders as part of a solicitation of proxies by the board of directors (the “Board” or “Board of Directors”) of Kindred for use at the Annual Meeting of shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. This proxy statement is dated April 3, 2012 and is first being furnished to shareholders on or about April 5, 2012. This proxy statement provides shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Annual Meeting.

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at the Warwick New York Hotel, 65 West 54th Street, New York, New York 10019, on May 17, 2012, at 10:00 a.m., local time.

Purposes of the Annual Meeting

At the Annual Meeting, shareholders will be asked:

•	to elect the director nominees named in this proxy statement;

•	to hold an advisory vote on Kindred’s executive compensation program;

•	to approve the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors;

•	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2012;

•	to consider and act upon a shareholder proposal described in this proxy statement, if properly presented at the Annual Meeting; and

•	to transact such other business as may properly come before the meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the Annual Meeting is March 23, 2012. This means that you must be a shareholder of record of common stock, $0.25 par value per share (“Common Stock”), of the Company at the close of business on March 23, 2012, in order to vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock you own. At the close of business on March 23, 2012, there were 52,184,059 shares of Common Stock outstanding and entitled to vote, held by approximately 2,000 holders of record.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal place of business during regular business hours for a period of no less than ten days before the Annual Meeting and at the Annual Meeting during the meeting.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Accordingly, on or about April 5, 2012, the Company is mailing to its record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the Company’s proxy materials by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the 2012 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Quorum and Vote Required

A quorum of shareholders is necessary to hold a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of Common Stock entitled to vote on a matter at the Annual Meeting, whether in person or by proxy. Shares of Common Stock represented at the Annual Meeting but not voted, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Under rules of the New York Stock Exchange (“NYSE”), matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received instructions from the beneficial owner (which are referred to as “broker non-votes”), whereas they may vote those shares in their discretion in the case of any routine matter. The ratification of the appointment of the independent registered public accounting firm (proposal 4) is a routine matter. All other matters, including the election of directors, are non-routine matters, and therefore may not be voted absent specific instructions from the beneficial owner of such shares of Common Stock. Abstentions will be counted as shares present and entitled to vote on all routine and non-routine proposals.

The Company’s bylaws provide for majority voting for directors in uncontested elections. This means that each director-nominee listed in this proxy statement will be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (proposal 1). As set forth in the Company’s Corporate Governance Guidelines, the Board of Directors expects a director to tender his or her resignation for consideration by the Board of Directors if he or she fails to receive the requisite number of votes for re-election.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be necessary to approve, on a non-binding, advisory basis, the Company’s executive compensation program (proposal 2), to approve the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors (proposal 3), to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 (proposal 4), to approve the shareholder proposal described in this proxy statement, if properly presented at the Annual Meeting (proposal 5) and to approve any other matters that may properly come before the Annual Meeting for shareholder consideration.

Abstentions with respect to the election of directors will have no effect on the outcome of the vote. Abstentions with respect to each of the other proposals will have the same effect as an AGAINST vote.

Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy at the Annual Meeting and entitled to vote with respect to any proposal that is a non-routine matter and therefore will have no effect on the outcome of the vote on that proposal. Proposals 1, 2, 3 and 5 are non-routine matters, but the ratification of the appointment of the independent registered public accounting firm is a routine matter.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present.

Voting of Proxies

Shares of Common Stock represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted at the Annual Meeting in accordance with specifications made therein by the shareholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted FOR proposals 1, 2, 3 and 4 and AGAINST proposal 5. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee.

How to Vote

Whether or not you plan to attend the Annual Meeting, the Company requests that you complete, sign, date and return the accompanying proxy card or use the telephone or Internet to grant your proxy and vote. Please refer to the Notice of Internet Availability of Proxy Materials or the accompanying proxy card for instructions on how to vote by mail, telephone or the Internet.

If you hold shares of the Company’s Common Stock in a stock brokerage account or through a bank, brokerage firm or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. If you receive more than one set of proxy materials or voting instructions, it means that you have multiple accounts at the transfer agent and/or with banks, brokerage firms or other nominees. Please follow the voting instructions provided for each set of proxy materials received to ensure that all of your shares are voted.

A number of banks and brokerage firms participate in a program that permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, brokerage firm or other nominee to vote your shares held in “street name” at the Annual Meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares.

Revoking Your Proxy

If you are the owner of record of your shares of the Company’s Common Stock, you can revoke your proxy at any time before its exercise at the Annual Meeting by:

•

sending a written notice to the Company, at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the Internet, so long as you do so before the deadline of 11:59 p.m., Eastern Daylight Time, on May 16, 2012;

•	signing another proxy card(s) bearing a later date and mailing it to the address set forth therein so that it is received prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares of Common Stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, the Company will give you a ballot at the Annual Meeting. However, if your shares of Common Stock are held in “street name,” you must first obtain from your bank, brokerage firm or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the Annual Meeting. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock such as a bank or brokerage account statement, to be admitted to the meeting.

Persons with Disabilities

The Company can provide reasonable assistance to help you to participate in the Annual Meeting if you inform the Company about your disability and how you plan to attend. Please write to the Company at 680 South Fourth Street, Louisville, Kentucky 40202-2412, Attention: Corporate Secretary, or call at (502) 596-7300.

Proxy Solicitations and Expenses

The cost of preparing, assembling, posting and mailing the Notice of Internet Availability of Proxy Materials (including the notice of Annual Meeting), proxy statement and proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or other electronic means. The Company has also engaged Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement of expenses. The Company and its proxy solicitors also will request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Common Stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment or Postponement of the Annual Meeting

Although it is not currently expected, the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Annual Meeting because a quorum is not present. Other than an announcement to be made at the Annual Meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Other Business

The Board of Directors is not aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Board of Directors may recommend.

PROPOSAL 1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors currently consists of 12 persons. The Board of Directors has nominated the 11 persons listed below to be elected as directors at the Annual Meeting. Ms. Ann C. Berzin, a current director, has notified the Company that she does not wish to stand for re-election to the Board of Directors at the Annual Meeting. Ms. Berzin’s term as a member of the Board of Directors will expire upon the conclusion of the Annual Meeting. Consistent with the Company’s bylaws, the Board of Directors has unanimously adopted a resolution to reduce the size of the Board of Directors from 12 to 11 members, effective upon conclusion of the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (66) has served as Chairman of the Board of Directors of the Company since May 2009. He served as the Executive Chairman of the Board of Directors of the Company from January 2004 to May 2009 and as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to January 1999. Mr. Kuntz is a director of Rotech Healthcare, Inc. (OTCBB: ROHI), one of the largest providers of home medical equipment and related products and services in the United States, where he chairs the executive compensation committee and serves as a member of the audit and nominating and corporate governance committees. Mr. Kuntz served as a director of PharMerica Corporation (NYSE: PMC), a leading institutional pharmacy services company serving healthcare facilities in the United States, from July 2007 to July 2008. Mr. Kuntz served as Chief Executive Officer of two publicly traded post-acute healthcare companies. His extensive experience with post-acute care, as well as his familiarity and length of service with the Company, position him well to serve as Chairman of the Board of Directors. (1)

JOEL ACKERMAN (46) has served as a director of the Company since December 2008. Mr. Ackerman has served as Chief Executive Officer and a director of Champions Oncology, Inc. (OTC: CSBR), a company engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, since October 2010. Previously, Mr. Ackerman was a Senior Portfolio Fellow with the Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to solve the problems of poverty, from November 2009 to July 2010, and Managing Director and head of the Health Services Group at Warburg Pincus LLC (“Warburg Pincus”), a global private equity firm, from January 1998 to September 2008. Mr. Ackerman is a director of Coventry Health Care, Inc. (NYSE: CVH), a national managed healthcare company, where he chairs the nominating and corporate governance committee. In his role with Warburg Pincus, Mr. Ackerman gained extensive experience with strategic planning, mergers and acquisitions and capital markets in the healthcare services sector. While at Warburg Pincus, he served as an advisor to senior executives of more than 15 healthcare services companies and reviewed over 500 healthcare services opportunities. His experience at Warburg Pincus and his service on the boards of other healthcare related companies serve him well in advising the Company on strategic matters. (1)(2)(3)

JONATHAN D. BLUM (53) has served as a director of the Company since December 2008. Mr. Blum has served as the Senior Vice President and Chief Public Affairs Officer for Yum! Brands, Inc. (NYSE: YUM), the world’s largest restaurant company in terms of system restaurants and ranked number 214 in the Fortune 500, since 1997. Mr. Blum has also served as Chief Global Nutrition Officer for Yum! Brands, Inc. since March 2012. Mr. Blum has extensive experience in government and public affairs, corporate brand development and management and corporate communications. As a result of his role at YUM! Brands, Mr. Blum provides valuable insights into public relations matters, corporate compliance and best management practices of multi-site operators with large employee-based operations. (3)(5)

THOMAS P. COOPER, M.D. (67) has served as a director of the Company since May 2003. Dr. Cooper is the founder and Vice Chairman of Vericare Management, Inc. (“Vericare”), a provider of mental health services to patients in long-term care facilities. Dr. Cooper has served as Vice Chairman of Vericare since January 2012 and as Chairman from 1991 to January 2012. Dr. Cooper is a director of Hanger Orthopedic Group, Inc.

(NYSE: HGR), a leading provider of orthotic and prosthetic patient care services, where he serves as the lead independent director and chairs the corporate governance and nominating committee, as well as a member of the executive compensation committee. Dr. Cooper is also a director of IPC The Hospitalist Company, Inc. (NASDAQ: IPCM), a leading provider of hospitalist services in the United States, where he chairs the quality committee and serves on the executive compensation committee. Dr. Cooper has substantial experience in healthcare from his roles as a practicing physician as well as an entrepreneur in several healthcare ventures. He held senior management positions in companies that provide mental health services, nurse triage services and physician services. Dr. Cooper brings a unique perspective on physician matters, quality of care issues and the business of healthcare. (1)(4)(5)

PAUL J. DIAZ (50) has served as a director of the Company since May 2002, as Chief Executive Officer of the Company since January 1, 2004 and as President of the Company since January 2002. He served as the Chief Operating Officer of the Company from January 2002 to December 31, 2003. Mr. Diaz is a director of Davita, Inc. (NYSE: DVA), a leading provider of kidney care in the United States, where he serves on the nominating and governance and public policy committees. Mr. Diaz served as a director of PharMerica Corporation (NYSE: PMC), a leading institutional pharmacy services company serving healthcare facilities in the United States, from July 2007 to July 2008. Mr. Diaz has served in various executive capacities with other long-term healthcare providers in operational, financial and legal positions. As the sole management representative on the Board, Mr. Diaz provides a unique perspective regarding the business and strategic direction of the Company and has experience in all aspects of the Company’s businesses. (1)

CHRISTOPHER T. HJELM (50) has served as a director of the Company since June 1, 2011. He has served as the Senior Vice President and Chief Information Officer of The Kroger Co., which operates approximately 2,500 grocery retail stores in 31 states along with a number of convenience stores, jewelry stores and manufacturing plants, since August 2005. In addition to his role as Chief Information Officer, Mr. Hjelm is responsible for several business units, including convenience, jewelry and fuel. Mr. Hjelm served as a director of RehabCare Group, Inc. (formerly NYSE: RHB) (“RehabCare”) from July 2007 until June 2011. Mr. Hjelm has gained significant operational and information technology expertise during his tenure with The Kroger Co. that is beneficial to the Company. His service on the board of RehabCare allows him to provide valuable insights into operational and other integration-related matters. (2)(4)

ISAAC KAUFMAN (64) has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. Mr. Kaufman is a director of TransWorld Entertainment Corporation (NASDAQ: TWMC), a leading specialty retailer of entertainment software, including music, video and video games and related products, where he chairs the audit committee and serves on the compensation committee and the nominating and governance committee. Mr. Kaufman is also a director of Hanger Orthopedic Group, Inc. (NYSE: HGR), a leading provider of orthotic and prosthetic patient care services, where he chairs the audit committee and serves on the corporate governance and nominating committee. Mr. Kaufman has served in senior financial roles with healthcare companies and is a certified public accountant. In these roles, he has gained significant experience in financial and accounting matters, Sarbanes-Oxley compliance and corporate governance issues. He also has substantial experience with over 40 years of cumulative service on public company boards and currently chairs the two aforementioned audit committees. (2)(4)

FREDERICK J. KLEISNER (67) has served as a director of the Company since March 2009. Since October 2007, Mr. Kleisner has served as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company. Mr. Kleisner served as President and Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), a hospitality company that owns, operates, acquires, develops and redevelops boutique hotels in the United States and Europe, from September 2007 to March 2011 and as a director from February 2006 to March 2011. From January 2006 to September 2007, Mr. Kleisner served as the President, Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm. From March 2000 to January 2006, Mr. Kleisner was the Chairman, President and Chief Executive Officer of Wyndham

International, Inc., a global hospitality company that operates and develops hotels and vacation ownership resorts. Since April 2008, Mr. Kleisner has served as a Director and Trustee of Innkeepers USA Trust (previously Other-OTC: INKPP), a real estate investment trust. Mr. Kleisner also serves as a director and member of the audit and compensation committees of Apollo Residential Mortgage, Inc. (NYSE: AMTG), a residential real estate finance company that is focused primarily on investing in, financing, and managing mortgage-backed securities, residential mortgage loans, and other residential mortgage assets in the United States. Mr. Kleisner has substantial management experience in operating multi-site locations in the hospitality industry. His prior tenure in a Chief Executive Officer position along with his experience at other hotel operators has provided him with strong operating, market repositioning and financial management experience. (4)(5)

EDDY J. ROGERS, JR. (71) has served as a director of the Company since August 2003. Mr. Rogers has been a partner with the law firm of Andrews Kurth LLP since October 2001. During his over 40 years of legal practice, Mr. Rogers has focused his practice on venture capital, mergers and acquisitions, executive compensation, restructurings and general corporate matters, and has represented several clients in the healthcare industry. In addition, Mr. Rogers has previously served on the board of directors of other healthcare companies. His substantial legal and business experience uniquely positions him to provide valuable insight on corporate governance, compliance, operations and corporate strategy, including acquisition and development activities. (2)(3)

JOHN H. SHORT, Ph.D. (67) has served as a director of the Company since June 1, 2011. Mr. Short has been Executive Chairman of the Board of Directors of Vericare since March 2012. He served as President and Chief Executive Officer of RehabCare (formerly NYSE: RHB) from May 2004 until June 1, 2011, and as a director from 1991 to June 1, 2011. Mr. Short serves as a principal of Short Consulting, LLC, a firm that provides business consulting services to a broad range of healthcare providers. His substantial experience as a former Chief Executive Officer and director of RehabCare uniquely positions him to advise the Company on strategic, operational and integration-related matters. (1)(5)

PHYLLIS R. YALE (54) has served as a director of the Company since January 1, 2010. Ms. Yale has been a senior advisor with Bain & Company Inc., a global management consulting firm, since July 2010. Ms. Yale was a partner with Bain & Company Inc. from 1987 to July 2010. Ms. Yale served as a director of NeighborCare, Inc. (formerly NASDAQ:NCRX), an institutional pharmacy provider to nursing centers between 2003 and 2005, and as a director of the now privately-held Pediatric Services of America, Inc., a comprehensive pediatric home healthcare services provider, from February 2006 to April 2007. In her role at Bain, Ms. Yale has obtained a deep knowledge base in several segments of the healthcare industry. Her experience includes advising healthcare clients on corporate strategies, marketing, cost and quality management as well as mergers and acquisitions. (1)(3)(5)

(1)	Member of the Strategic Development Committee of which Mr. Diaz is Chair.
(2)	Member of the Nominating and Governance Committee of which Ms. Berzin is Chair.
(3)	Member of the Executive Compensation Committee of which Mr. Rogers is Chair.
(4)	Member of the Audit Committee of which Mr. Kaufman is Chair.
(5)	Member of the Quality and Compliance Committee of which Dr. Cooper is Chair.

The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2012.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RETURNED PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

During 2011, the Board of Directors held seven meetings, including six regular meetings and one special meeting. During 2011, each director attended more than 75% of the total number of meetings held by the Board of Directors and each committee of which he or she was a member.

The Board of Directors has established an Audit Committee, a Quality and Compliance Committee, an Executive Compensation Committee, a Nominating and Governance Committee and a Strategic Development Committee. Each committee has a written charter, which is available on the Company’s website at www.kindredhealthcare.com. The Company’s Corporate Governance Guidelines also are available on its website. Information on the Company’s website is not part of this proxy statement.

Audit Committee

The Audit Committee has five members consisting of Mr. Isaac Kaufman (Chair), Ms. Ann C. Berzin, Thomas P. Cooper, M.D., Mr. Christopher T. Hjelm and Mr. Frederick J. Kleisner. As previously noted, Ms. Berzin has notified the Company that she does not wish to stand for re-election to the Board of Directors, and her term as a member of the Board and the Audit Committee will expire upon the conclusion of the Annual Meeting. Each member of the Audit Committee is independent and financially literate as defined under the listing standards of the NYSE. The Board of Directors has determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held six meetings during 2011. The Audit Committee assists the Board of Directors in monitoring: (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; and (4) the Company’s compliance with legal and regulatory requirements.

Quality and Compliance Committee

The Quality and Compliance Committee has five members consisting of Thomas P. Cooper, M.D. (Chair), Mr. Jonathan D. Blum, Mr. Frederick J. Kleisner, Mr. John H. Short and Ms. Phyllis R. Yale. All members of the Quality and Compliance Committee are independent as defined under the listing standards of the NYSE except for Mr. Short. The Quality and Compliance Committee held four meetings during 2011. The Quality and Compliance Committee assists the Board of Directors in overseeing, monitoring, and evaluating the Company’s: (1) compliance with applicable healthcare laws, regulations, policies, professional standards and industry guidelines; (2) compliance with the Company’s Code of Conduct; and (3) programs, policies, procedures and performance improvement practices that support and enhance the quality of care provided by the Company.

Executive Compensation Committee

The Executive Compensation Committee has four members consisting of Mr. Eddy J. Rogers, Jr. (Chair), Mr. Joel Ackerman, Mr. Jonathan D. Blum and Ms. Phyllis R. Yale. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and qualifies as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held five meetings during 2011. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community by ensuring that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation policies and executive compensation program. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in this proxy statement and, based upon such review, determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. Furthermore, the Executive Compensation Committee prepared the section entitled “Compensation Committee Report” on page 59 of this proxy statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of the Company’s Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of compensation consultants in assisting the Executive Compensation Committee in its functions, are more fully described below in the section entitled “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee has five members consisting of Ms. Ann C. Berzin (Chair), Mr. Joel Ackerman, Mr. Christopher T. Hjelm, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. As previously noted, Ms. Berzin has notified the Company that she does not wish to stand for re-election to the Board of Directors, and her term as a member of the Board and the Nominating and Governance Committee will expire upon the conclusion of the Annual Meeting. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE. The Nominating and Governance Committee held four meetings during 2011. The Nominating and Governance Committee assists the Board of Directors by: (1) identifying individuals qualified to become members of the Board of Directors, approving the director nominees for the next annual meeting of shareholders and approving nominees to fill vacancies on the Board of Directors; (2) recommending to the Board of Directors nominees for director and chair(s) for each committee; (3) leading the Board of Directors in its annual review of the Board of Directors and senior management’s performance; and (4) recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company. The Nominating and Governance Committee also recommends to the Board of Directors whether or not to accept the expected resignation of any director who fails to receive the required vote for re-election in any uncontested election as set forth in the Company’s bylaws and Corporate Governance Guidelines, or whether other action should be taken.

Strategic Development Committee

The Strategic Development Committee has six members consisting of Mr. Paul J. Diaz (Chair), Mr. Joel Ackerman, Thomas P. Cooper, M.D., Mr. Edward L. Kuntz, Mr. John H. Short and Ms. Phyllis R. Yale. With the exception of Messrs. Diaz, Kuntz and Short, each member of the Strategic Development Committee is independent as defined under the listing standards of the NYSE. The Strategic Development Committee held one meeting during 2011. The Strategic Development Committee assists the Board of Directors and management in the development and evaluation of the Company’s business and strategic initiatives.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Executive Compensation Committee during the last completed fiscal year is, or has been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Board of Directors.

Director Independence

The Board of Directors has determined that the following nine directors are independent, as defined under the listing standards of the NYSE: Mr. Joel Ackerman, Ms. Ann C. Berzin, Mr. Jonathan D. Blum, Thomas P. Cooper, M.D., Mr. Christopher T. Hjelm, Mr. Isaac Kaufman, Mr. Frederick J. Kleisner, Mr. Eddy J. Rogers, Jr. and Ms. Phyllis R. Yale.

The independent directors have regularly scheduled meetings at which members of management are not present. The Company’s lead independent director presides as chair of these meetings. Thomas P. Cooper, M.D. has served as the Company’s lead independent director since May 2009.

The Board of Directors’ independence determination for each director was based upon a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board of Directors considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board of Directors also considers any other transactions, relationships or arrangements that could affect director independence.

In 2011, the Board of Directors reviewed relationships between the Company and other entities for which a director of the Company also serves as a director. This review included analysis of ordinary course business transactions between the Company and: (1) Coventry Health Care, Inc. for which Mr. Ackerman serves as a non-employee director; (2) Champions Oncology, Inc. for which Mr. Ackerman serves as Chief Executive Officer and a director; (3) Ingersoll-Rand plc for which Ms. Berzin serves as a non-employee director; (4) Constellation Energy Group, Inc., an entity acquired by Exelon Corporation in March 2012 for which Ms. Berzin served as a non-employee director during 2011; (5) Hanger Orthopedic Group, Inc. for which Dr. Cooper and Mr. Kaufman serve as non-employee directors; (6) IPC The Hospitalist Company, Inc. for which Dr. Cooper serves as a non-employee director; and (7) Trident USA Health Service for which Dr. Cooper serves as a non-employee director.

In this review, the Board of Directors identified no transactions, relationships or arrangements in which a director of the Company had or will have a direct or indirect material interest or which otherwise adversely impacted the Board of Directors’ independence evaluation of the applicable outside directors.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has no policy with respect to the separation of the offices of Chairman of the Board of Directors and the Chief Executive Officer. The Board of Directors believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board of Directors to make a determination when it elects a new Chief Executive Officer. Currently, the Board of Directors has elected to separate the roles of Chairman of the Board of Directors and Chief Executive Officer.

In addition, it is the policy of the Board of Directors that a lead independent director be chosen annually by the independent directors from among the independent directors. Dr. Cooper currently serves as the Company’s lead independent director. The lead independent director: (1) presides at all meetings of the directors at which the Chairman of the Board of Directors is not present, including all meetings of the independent directors; (2) serves as a liaison between the Chairman of the Board of Directors and the independent directors; (3) has the authority to call meetings of the independent directors; and (4) is available for direct communication with the Company’s shareholders.

The independent directors meet in executive session at least quarterly to consider such matters as they deem appropriate, including, but not limited to, a review of the performance of the Chief Executive Officer.

The Board of Directors annually reviews a company-wide enterprise risk assessment, as presented by the Company’s senior strategy, risk management and internal audit executives. This presentation is intended to give the Board of Directors a current view of the Company’s primary operational, compliance, financial and strategic risks, on both a company-wide as well as a division-specific basis. In addition to this annual enterprise risk assessment, an evaluation of principal areas of risk and corresponding mitigation strategies are examined in further detail during the year by: (1) the Board of Directors regarding key strategic risks; (2) the Audit Committee regarding key financial risks; (3) the Quality and Compliance Committee regarding key operational and quality risks; and (4) the Executive Compensation Committee regarding the relationship of the Company’s executive compensation program and risk.

Policies Governing Director Nominations

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders in accordance with the procedures set forth below and who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1. the name of the person recommended as a director candidate;

2. all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

3. the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. as to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5. a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders to be held in 2013, the recommendation must be received in accordance with the requirements for other shareholder proposals.

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, members of management and/or shareholders and outside search firms, and has interviewed and evaluated those persons on its own. On occasion, the Company engages outside search firms to identify and screen potential director candidates.

As set forth in its written charter, the Nominating and Governance Committee generally will seek directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry in general, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and backgrounds. Further, as set forth in the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee is responsible for annually reviewing with the Board of Directors the requisite skills and characteristics of new Board members, as well as the composition of the Board of Directors as a whole. This assessment includes a review of each director’s independence, as well as consideration of diversity, age, skills, expertise and experience in the context of the needs of the Board of Directors. While the Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board of Directors as a whole and takes into account the personal characteristics and experience of current and prospective directors to facilitate deliberations that reflect a broad range of perspectives. The Nominating and Governance Committee uses the above criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal. The Nominating and Governance Committee reviews current directors who may be proposed for re-election considering the factors described above and their past contributions to the Board of Directors. In so doing, the Nominating and Governance Committee has determined that the directors proposed for election at the Annual Meeting have experience, skills and qualifications consistent with the principles set out in the charter of the Nominating and Governance Committee as described above under “—Nominees for Director.”

Director Attendance at Annual Meetings of Shareholders

The Board of Directors does not require directors to attend the annual meeting of shareholders. Mr. Diaz attended the 2011 annual meeting of shareholders.

Code of Business Conduct and Ethics

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investors” section and is available in print to any requesting shareholder. Information contained on the Company’s website is not part of this proxy statement. In addition, the Company intends to disclose on its website: (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions; and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals (which may only be made by the Board of Directors or a Board committee), the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver.

The Code of Conduct generally prohibits the Company’s directors, executive officers and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Situations that may give rise to a potential conflict of interest under the Code of Conduct include: (1) having a material direct or indirect financial or business interest in any entity that does business with the Company; (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party; and (3) serving as a director, officer, employee, consultant or agent of an organization that does business with the Company.

To facilitate compliance with these rules, the Code of Conduct requires that individuals report to their supervisors, or to the Board of Directors in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about potential related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock of the Company to file initial stock ownership reports and reports of changes in ownership with the SEC. Based upon a review of these reports and on written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions that occurred in 2011, except as noted below.

On March 21, 2011, Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, filed two Form 4/As to reflect the tendering of Common Stock in connection with his exercise of stock options, and to amend the amount of Common Stock beneficially owned by him after such tendering, updating his Form 4 filings from March 4, 2011 and March 10, 2011, respectively.

Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, the Audit Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and whether they should be ratified and approved by the Board. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction. Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Audit Committee or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant. Based upon its review, the Audit Committee did not identify any related person transactions under Item 404 of Regulation S-K for 2011 or that are currently proposed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 1, 2012 by (1) each person who is a director or nominee for director, (2) each of the Company’s named executive officers, (3) all of the persons who are directors and executive officers of the Company, as a group, and (4) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	342,659	*
Paul J. Diaz	1,044,641	2.0%
Joel Ackerman	23,796	*
Ann C. Berzin	41,216	*
Jonathan D. Blum	23,796	*
Thomas P. Cooper, M.D.	59,651	*
Christopher T. Hjelm	12,770	*
Isaac Kaufman	63,690	*
Frederick J. Kleisner	23,796	*
Eddy J. Rogers, Jr.	68,694	*
John H. Short, Ph.D.	79,288	*
Phyllis R. Yale	14,246	*
Richard A. Lechleiter	274,753	*
Benjamin A. Breier	163,219	*
Lane M. Bowen	161,580	*
Richard E. Chapman	122,463	*

All Directors and Executive Officers as a Group (22 persons)	2,940,599	5.5%

Other Security Holders with More than 5% Ownership
T. Rowe Price Associates, Inc. (2)	4,949,283	9.5%
Wellington Management Company, LLP (3)	4,315,325	8.3%
BlackRock, Inc. (4)	3,976,101	7.6%
Dimensional Fund Advisors LP (5)	3,661,045	7.0%
Snow Capital Management, L.P. (6)	2,899,089	5.6%
The Vanguard Group, Inc. (7)	2,805,392	5.4%

*	Denotes less than 1%.

(1)	Includes shares subject to stock options which are exercisable within 60 days from March 1, 2012. The number of shares of Common Stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, March 1, 2012, are as follows: Mr. Kuntz – 204,332 shares; Mr. Diaz – 614,023 shares; Mr. Ackerman – 11,250 shares; Ms. Berzin – 26,170 shares; Mr. Blum – 11,250 shares; Dr. Cooper – 47,105 shares; Mr. Kaufman – 35,328 shares; Mr. Kleisner – 11,250 shares; Mr. Rogers – 53,648 shares; Mr. Lechleiter – 164,244 shares; Mr. Breier – 56,526 shares; Mr. Bowen – 74,922 shares; and Mr. Chapman – 60,115 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The total for Mr. Lechleiter includes his indirect beneficial ownership of 2,000 shares held by his wife as custodian for his children under the Uniform Transfer to Minors Act.

(2)

Based upon a Schedule 13G jointly filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Mid-Cap Value Fund, Inc. (“Mid-Cap Value Fund”) with the SEC on February 8, 2012. According to the Schedule 13G, T. Rowe Price is an investment adviser and Mid-Cap Value Fund is an investment company for which T. Rowe Price serves as investment adviser. Their address is 100 E. Pratt Street,

Baltimore, Maryland 21202. T. Rowe Price has sole voting power over 684,338 shares of Common Stock and sole dispositive power over 4,949,283 shares of Common Stock. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of Common Stock; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such shares of Common Stock. Mid-Cap Value Fund beneficially owns and maintains sole voting power over 4,237,000 shares of Common Stock.

(3)	Based upon a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 14, 2012. According to the Schedule 13G/A, Wellington is an investment adviser with an address of 280 Congress Street, Boston, Massachusetts 02210. Wellington has shared voting power over 1,563,006 shares of Common Stock and shared dispositive power over 4,315,325 shares of Common Stock. For purposes of the reporting requirements of the Exchange Act, Wellington, in its capacity as an investment adviser, may be deemed to be a beneficial owner of such shares of Common Stock, which are held of record by the clients of Wellington.

(4)	Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 13, 2012. According to the Schedule 13G/A, BlackRock is a parent holding company for subsidiaries that hold Common Stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022. BlackRock has sole voting and dispositive power over 3,976,101 shares of Common Stock.

(5)	Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 14, 2012. According to the Schedule 13G/A, Dimensional, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (which are collectively referred to as the “Funds”). As further qualified below, Dimensional has sole voting power over 3,592,706 shares of Common Stock and sole dispositive power over 3,661,045 shares of Common Stock. According to the Schedule 13G/A, in its role as investment adviser, sub-adviser or manager, Dimensional and its subsidiaries may be deemed to be the beneficial owner of the shares of Common Stock owned by the Funds, but Dimensional and its subsidiaries disclaim beneficial ownership of such shares of Common Stock. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)	Based upon a Schedule 13G/A filed by Snow Capital Management, L.P. (“Snow Capital”) with the SEC on February 2, 2012. According to the Schedule 13G/A, Snow Capital is an investment adviser with an address of 2100 Georgetowne Drive, Suite 400, Sewickley, PA 15143. Snow Capital has sole voting power over 2,862,664 shares of Common Stock and sole dispositive power over 2,899,089 shares of Common Stock.

(7)	Based upon a Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 9, 2012. According to the Schedule 13G, Vanguard is an investment adviser with an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power over 80,181 shares of Common Stock, sole dispositive power over 2,725,211 shares of Common Stock, and shared dispositive power over 80,181 shares of Common Stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 80,181 shares of Common Stock as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) award the achievement of short-term and long-term performance goals, (3) establish a reasonable and appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards, long-term cash incentive awards, equity-based compensation and other perquisites and benefits. The Company believes that each element supports one or more of the objectives of the Company’s executive compensation program and provides sufficient flexibility to its Executive Compensation Committee (the “Committee”) to structure future awards to address new issues and challenges facing the Company.

The Company’s executive compensation program generally attempts to target total direct compensation for the named executive officers between the 50th and 75th percentiles of the Company’s peers, depending upon the individual performance of the named executive officer, his level of responsibility, and the performance of the Company. While the Committee uses this range as a measure of competitiveness, it ultimately uses its discretion to provide appropriate compensation to attract and retain qualified and experienced healthcare executives and to respond to issues impacting the Company, the healthcare industry and the general economy.

The Committee structures the executive compensation program to address the stated objectives referenced above and remain responsive to the challenges arising from a changing healthcare landscape. At the 2011 annual meeting of shareholders, the non-binding advisory vote to approve the Company’s compensation for its named executive officers received a greater than 82% favorable vote. Despite the high approval rating, the Committee continues to reevaluate the Company’s executive compensation program to best achieve its stated objectives. The following highlights the key approaches used by the Committee during 2011 as it evaluated executive compensation.

Pay for Performance. The Committee continues to link total direct compensation for the named executive officers with various measures of performance contained in its cash incentive plans and performance-based equity awards. The Committee has established several financial goals that encourage the named executive officers to strive for appropriate financial results related to the Company’s operating budget and key financial measures. The Committee also establishes objective quality goals under the Company’s short-term incentive plan to maintain long-term focus on the quality and customer service objectives of the Company. The Committee believes that providing quality services is critical in achieving favorable short-term and long-term financial results.

During 2011, the Committee also completed its annual evaluation of the performance metrics used in the Company’s short-term and long-term incentive plans, including any risks such performance metrics might create or encourage. The Committee concluded that while there are challenges with having a large number of performance metrics, the selected metrics create several advantages, including:

•	ensuring through performance and financial hurdles that earnings will be sufficient to justify payouts;

•	creating a balanced view of the Company’s performance, focusing on both financial results and how those results are achieved;

•	reducing the risk that results could be manipulated to achieve improper payouts; and

•	accurately reflecting the complexity of the Company’s operating model with support center payouts being directly linked to the results of the Company’s operating divisions.

Significant Portion of Executive Officers’ Pay is at Risk. The Committee places a significant portion of total compensation of the named executive officers at risk by using performance measures in connection with the Company’s short-term and long-term cash incentive plans, as well as performance-based equity awards. For 2011, the average at risk compensation for the named executive officers approximated 80% of their total cash and equity compensation. In February 2011, the Committee reaffirmed the financial performance hurdles for the Company’s short-term incentive plan. The Committee provided that if the participants fail to satisfy 95% of the targeted corporate earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) goal or 92.5% of the targeted segment earnings before interest, income taxes, depreciation, amortization, rent and corporate overhead (“EBITDARM”) goal, or experience issues with poor survey and quality measures, or significant audit or compliance issues, then all or a portion of any short-term award could be forfeited, at the Committee’s discretion, even if other component goals of the award had been achieved. The Committee believes that these financial hurdles are appropriate since a significant portion of the goals under the short-term incentive plan are based solely on quality and customer service measures.

Responsiveness to Regulatory Changes. The Committee adjusts executive compensation to address the realities of a difficult operating environment for post-acute healthcare companies. On July 29, 2011, the Centers for Medicare and Medicaid Services announced final rules which, among other things, significantly reduced Medicare payments to the Company’s nursing centers and changed the reimbursement provisions related to the Company’s rehabilitation business effective October 1, 2011. In August 2011, Congress passed the Budget Control Act of 2011 which the Company believes will result in an additional automatic 2% reduction on each claim submitted by the Company to Medicare beginning in February 2013. The Company believes that these Medicare reimbursement changes were the impetus to a material reduction in the market value of the Company’s Common Stock in the latter part of 2011.

In response to these reductions in Medicare reimbursement, the Company has initiated several mitigation strategies. To that end, the Committee took several actions in February and March 2012 to reduce compensation as part of an overall mitigation strategy. These actions include:

•	Reducing the 2012 short-term target bonus for the named executive officers by 20%;

•	Reducing the base salaries for Mr. Diaz by 10% and for the other named executive officers by 5%;

•	Reducing the number of participants in the Company’s long-term incentive plan by approximately 45%; and

•	Reducing the 2012 quarterly cash retainer paid to the members of the Board of Directors by 10%.

The Company, like many other post-acute healthcare providers, faces continuing challenges in 2012 and beyond in response to the recent and further impending Medicare reimbursement reductions, healthcare reform and reductions in Medicaid reimbursement. Nevertheless, the Committee believes the Company’s executive compensation program provides sufficient flexibility to retain and motivate its named executive officers during a difficult operating environment and allows the Committee the ability to respond to the Company’s economic challenges. Moreover, the Committee believes the current program is heavily weighted to achievement of performance measures and at risk pay. As such, the Committee does not believe it is necessary to substantially deviate from its current compensation practices at this time.

Responding to Best Pay Practices. The Committee has responded to best practices in executive compensation over the last few years including moving to performance-based equity awards, amending the Company’s change in control severance agreements to eliminate a “single trigger” in favor of providing a “double trigger” and modifying the Company’s stock ownership requirements in response to comments from stockholders. During 2011, the Committee also spent a considerable amount of time evaluating several structural changes to the Company’s long-term incentive plan, primarily with the objective of promoting more emphasis on long-term performance. Given the high level of uncertainty in the federal and state reimbursement environment, the Committee elected not to make any structural changes in the long-term incentive plan during 2011. In 2012, the Committee intends to further evaluate ways to tie a greater percentage of named executive officer compensation to long-term performance.

Significant Compensation Results in 2011

In 2011, the Company completed the acquisition of RehabCare (the “RehabCare Merger”) and the related integration and realization of significant cost synergies. In February 2011, the Committee elected to provide increases in the base salaries to the named executive officers. The Committee viewed these increases as appropriate given that the base salaries were trending well below the 50th percentile of the Company’s peer group and given the expanded size, scope and complexity of the Company’s business following several acquisitions, including the RehabCare Merger. In the RehabCare Merger, the Company acquired 32 long-term acute care (“LTAC”) hospitals, five inpatient rehabilitation hospitals, approximately 1,200 rehabilitation therapy sites of service and 102 hospital-based inpatient rehabilitation units.

During 2011, the Company achieved several of its financial and quality goals provided under the short-term incentive plan, the long-term incentive plan and performance-based equity. The Company experienced strong operating performance in the first three quarters of 2011, but was adversely impacted in the fourth quarter of 2011 by the Medicare regulatory changes discussed above that significantly reduced Medicare revenues in its nursing center and rehabilitation businesses and increased rehabilitation therapy costs during the fourth quarter of 2011. These changes reduced the Company’s year-end results and negatively impacted the performance of the named executive officers under the Company’s short-term and long-term incentive plans.

The Executive Compensation Process

During 2011, the Committee was comprised of four independent directors. Each director who served on the Committee during 2011 is independent as defined under the NYSE listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Committee meets regularly to review and oversee the Company’s executive compensation program. The Committee reviews all components of, and makes all decisions regarding, the compensation of the named executive officers.

During the period commencing in December of the prior fiscal year and ending in February of the upcoming fiscal year, the Committee reviews base salaries and incentive compensation targets for the upcoming fiscal year for the Company’s key employees, including the named executive officers. During this time, the Committee also determines whether performance targets under each of the incentive plans were achieved for the prior fiscal year. The Committee also considers other executive compensation issues and discusses trends and current topics in executive compensation at various times throughout the year.

The 2011 base salaries for the named executive officers were established in February 2011. The 2011 performance goals under the Company’s short-term and long-term cash incentive plans, as well as its performance-based restricted stock units, were also established in February 2011 after review of the Company’s 2011 operating budget. As discussed below, the awards under these plans are formulaic, based upon the achievement of objective financial and quality goals established annually by the Committee. Nevertheless, the Committee retains the right to administer these plans in its discretion, including the ability to decrease incentive awards otherwise payable to a named executive officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

The Committee generally grants equity-based awards to the named executive officers to coincide with the Committee’s evaluation of the annual performance of the Company and each named executive officer. Considering equity-based awards at or after the cash incentive plan awards have been determined allows the Committee to consider the value of the equity-based award in relation to the total direct compensation for each named executive officer, enabling the Committee to award total direct compensation that is competitive within the healthcare industry (and, in particular, the Company’s peer group) and relative to the performance of the Company and the named executive officer. During 2011, the Committee elected to grant equity awards after the public announcement of the RehabCare Merger, which was favorably received in the marketplace. From time to time, the Committee may grant equity-based awards at other times, particularly in connection with promotions, exceptional performance or changes in a named executive officer’s level of responsibility.

As Chief Executive Officer, Mr. Diaz participates frequently in the meetings of the Committee, and the Committee also regularly holds executive sessions not attended by any members of management or any non-independent directors. The Committee discusses Mr. Diaz’s compensation with him and then makes decisions with respect to Mr. Diaz’s compensation without him present. Mr. Diaz provides written evaluations related to the performance of the Company’s other executive officers and discusses the roles and responsibilities of such executive officers with the Committee. Members of the Committee also frequently interact with the Company’s executive officers and thereby gain an appreciation of the roles and levels of responsibility, as well as the performance of the executive officers. Mr. Diaz also makes recommendations for the Committee’s consideration regarding executive compensation, including base salary, incentive targets, performance measures, equity compensation and any special awards for the Company’s executive officers other than himself. The Committee is not obligated to accept Mr. Diaz’s recommendations with respect to executive compensation. The other named executive officers do not make recommendations on incentive compensation or otherwise significantly participate in the Committee’s compensation decision-making process.

As noted above, the Committee took several actions during its February and March meetings in 2012 to reduce the Company’s compensation expense. The Committee also determined, as discussed below, which performance targets were achieved in 2011 by the named executive officers under the short-term incentive plan and the long-term incentive plan and the performance-based restricted stock units. In March 2012, the Committee established the 2012 goals under these cash incentive plans and for certain tranches of the outstanding performance-based restricted stock units. The Committee also considered and approved annual equity awards for the officers of the Company, including the named executive officers and the independent directors.

Use of Consultants

The Committee retains Frederic W. Cook & Co. (“Cook”), a national executive compensation consulting firm, to assist it in an independent review of the Company’s executive compensation program, which generally includes base salaries, as well as short-term and long-term incentive compensation. Cook is engaged directly by the Committee as an independent advisor. Cook provides no other services to the Company and does not interact with the Company’s senior management in performing its services for the Committee other than to request data.

In early 2011, the Committee engaged Cook to conduct an independent review of the Company’s executive compensation program covering the following areas: (1) executive compensation benchmarks; (2) executive compensation program design and practices; (3) design recommendations for the Company’s long-term cash incentive plan; and (4) non-employee directors’ compensation. The executive compensation benchmark review analyzed total direct compensation levels, which included 2010 base salaries and targeted short-term and long-term incentive opportunities for the Company’s 11 most senior executive positions. The Committee used the report from Cook to validate the structural components of the Company’s executive compensation program and to make recommendations for improving the compensation program.

During 2011, Mercer LLC (“Mercer”), a global human resources consulting firm, was engaged by management to assist management and the Committee in conducting a competitive market review of the Company’s executive compensation program and to assist in the evaluation of other compensation issues. Mercer regularly seeks input from Mr. Diaz and the Chair of the Committee, to assist it in analyzing the effectiveness of the Company’s executive compensation strategy. Mercer reviewed the Company’s executive compensation strategy and provided compensation benchmarks to the Committee for each named executive officer, including comparisons of base salary, cash incentives, equity-based compensation and total direct compensation. Mercer also provided the Committee with other relevant market data and made recommendations on potential executive compensation alternatives. In addition, Mercer assisted the Committee in its review of the Company’s long-term incentive plan and suggested potential structural changes to the plan that were further evaluated by the Committee. Mercer also was engaged by management to develop recommendations on potential equity award levels for the Chief Executive Officer and for the other participants in the Company’s equity plan as well as to review outside director pay practices and develop recommendations for appropriate levels of outside director pay. The Committee used this information, along with its views on the Company’s performance, to size the equity pool for 2011. The aggregate fees incurred during 2011 by the Company for Mercer’s services related to executive and outside director compensation were approximately $131,000.

The Company’s management also engages Mercer to advise it on various other employee benefit and compensation matters impacting the Company and its employees such as strategic analysis and actuarial support related to the Company’s benefit plans. During 2011, Mercer assisted in various employee and benefit matters in connection with the RehabCare Merger. Mercer also assisted the Company in the analysis and administration of benefit plans for the Company’s employees and on other human resources issues. The Company paid Mercer approximately $1.9 million in 2011 for services unrelated to executive and outside director compensation. The Company did not seek the Committee’s approval of the engagement of Mercer for these services.

Peer Group

Following consultation with Mercer and Cook, the Committee revised its peer group of companies during 2011 primarily in response to the increased size, scope and complexity of the Company following the RehabCare Merger. As part of this process, two companies used in the 2010 peer group were removed (RehabCare and Extendicare REIT) and four new companies were added (Qwest Diagnostics, Inc., OmniCare, Inc., Laboratory Corp. of America and Vanguard Health Systems). The Committee compared each component of compensation for the named executive officers with peer group data assembled by Mercer. The Company began using the following companies for compensation benchmarking purposes during 2011:

Brookdale Senior Living, Inc.	HealthSouth Corporation	DaVita, Inc.

Universal Health Services, Inc.	Lifepoint Hospitals, Inc.	OmniCare, Inc.

Community Health Systems, Inc.	Tenet Healthcare Corp.	Select Medical, Inc.

Health Management Associates, Inc.	Sun Healthcare Group, Inc.	Qwest Diagnostics, Inc.

Laboratory Corp. of America	Vanguard Health Systems

The peer group is periodically reviewed and updated by the Committee based upon organic changes in the peer companies and upon recommendations from Cook and Mercer. The Committee believes that these peer companies compete for executives with similar talents and expertise to those of the named executive officers and also reflect the diversified nature of the Company’s businesses and the healthcare industry. The Committee also considers, to a lesser extent, comparisons of compensation from companies outside the healthcare industry and published compensation surveys.

Components of Executive Compensation

The Company’s executive compensation program generally uses the following components to structure the total direct compensation for the named executive officers:

•	base salary;

•	short-term cash incentives;

•	long-term cash incentives;

•	equity-based incentive compensation; and

•	other perquisites and benefits.

The Company believes that the combination of these elements enables the Committee to award total direct compensation that is competitive within the healthcare industry and the Company’s peer group and that promotes the goals of the executive compensation program. This combination of elements also takes into consideration the Company’s capital structure and relatively low number of outstanding shares compared to the Company’s adjusted enterprise value and complexity of its operations.

The Committee generally structures base salaries at or below the 50th percentile of the Company’s peer group because it believes that a greater portion of total direct compensation should be subject to the attainment of performance goals. Historically, the Company’s annual short-term and long-term cash incentive plans have provided the named executive officers with the ability to achieve significant additional cash compensation, typically at or above the median level of the peer group for such awards, provided targeted levels of financial and quality performance are achieved or exceeded.

The named executive officers are generally awarded equity-based compensation below the median level of the peer group. The Committee considers the amount of total cash compensation earned by the named executive officers in determining the amount of equity-based compensation to award. While the Committee does not have a set allocation between cash and equity compensation, the Committee generally provides for a greater percentage of cash compensation than its peers since equity awards have a greater dilutive impact on stockholders given the Company’s relatively low number of outstanding shares. Moreover, the Company’s capital structure places practical limits on the amount of equity compensation that can be awarded to the named executive officers. The Committee uses a mixture of these components so that total direct compensation to the named executive officers (1) awards short-term and long-term performance, (2) is competitive within its peer group, and (3) is aligned with the interests of stockholders.

The following chart provides a brief summary of the Company’s incentive compensation plans used during 2011.

Summary of Incentive Compensation Programs

		Performance Period	Vesting /Payout Timing	Performance Measures (2)	Target Incentive Opportunity (% of Salary)
					CEO	Other NEOs
Short-Term Incentive Plan (1)		1 year	Paid in full in the year following the respective performance period	Adjusted EBITDAR, Consolidated EBITDAR, Adjusted EBITDARM, Growth, Efficiency, Capital, Quality & Service, Employee Measures, Organizational Excellence	100%	75%
Long-Term Incentive Plan (1)		1 year	Pro rata payouts over 3 years after the respective performance period (4 years total)	Adjusted Earnings Before Interest and Income Taxes (“EBIT”), Adjusted Earnings per Share (“EPS”), Stock Price Appreciation, Strategic Plan	50%	45%
Equity Compensation	Performance- Based Restricted Stock Units (1)	Each tranche based on 1 year performance	3 year pro rata	Adjusted EBIT, Adjusted EPS	(3)	(3)
	Service-Based Restricted Stock	n/a	4 year pro rata	n/a	(3)	(3)

(1)	No awards are paid unless certain minimum levels of performance are achieved.

(2)	For information about the calculation of non-GAAP financial measures based on the Company’s audited financial statements, see “—Short-Term Incentive Plan—Table B” and “—Long-Term Incentive Plan.”

(3)	Awards vary based on peer analysis, the Company’s performance and the named executive officer’s individual performance as discussed in more detail below.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term and long-term cash incentives and equity. However, the Committee generally places a significant portion of total direct compensation for the named executive officers at risk. The following chart reflects the mix of fixed and at risk compensation comprising the total direct compensation earned by the named executive officers for 2011.

Percent of Total Direct Compensation in 2011 (1)

	Fixed	At Risk
	Base Salary	Short-term Incentive Plan	Long-term Incentive Plan	Equity Awards	Special Cash Bonus
Mr. Diaz	15.9%	17.6%	11.7%	54.8%	—
Mr. Lechleiter	24.5%	20.3%	16.1%	39.1%	—
Mr. Breier	19.9%	16.5%	13.2%	50.4%	—
Mr. Bowen	24.6%	18.3%	16.2%	40.9%	—
Mr. Chapman	23.5%	19.5%	15.5%	35.9%	5.6%

(1)	This chart excludes all compensation earned by the respective named executive officer in 2011 for the amounts reported as “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table beginning on page 41. For the equity awards, these amounts reflect a grant date fair value of $24.50 per share for each share of service-based restricted stock and each share of performance-based restricted stock unit granted in 2011 to the named executive officers. For purposes of this disclosure, the Company has assumed that the grant date fair value for each of the three tranches of performance-based restricted stock units granted to the named executive officers during 2011 could be valued at the closing price of the Company’s Common Stock on the date of grant and that these performance-based restricted stock units are ultimately earned by the named executive officer.

At risk compensation under the Company’s cash incentive plans incentivizes the named executive officers to reach or exceed the financial and quality goals established by the Committee. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the named executive officers to meet critical financial and strategic targets as well as grow the value of the Company’s Common Stock to enhance the benefit of their equity-based compensation. The Company’s cash and equity incentive plans also promote the retention of the named executive officers and align the interests of the named executive officers with those of the Company’s stockholders.

In establishing cash performance goals, the Committee considers the allocation of potential compensation among financial and quality goals. The Committee believes that continued emphasis on maintaining or improving the quality of the Company’s services is a key driver in reaching desired financial results and reflects an appropriate risk allocation between financial and quality goals. With respect to the financial goals, the Committee aligns these goals with the Company’s operating budgets that have been reviewed and approved by the Company’s Board of Directors. As noted previously, the Committee believes that the performance measures it chose appropriately reward performance without encouraging unnecessary and excessive risk taking on the part of the Company’s employees.

Mr. Diaz’s compensation is higher than the compensation of the other named executive officers. The Committee believes that higher compensation for the Chief Executive Officer is consistent with the practices of other healthcare companies, including the Company’s peer group. In addition, Mr. Diaz’s compensation reflects the unique nature and scope of his leadership and strategic responsibilities, the level of accountability for the Company’s overall performance and the competitive market for attracting and retaining a talented chief executive officer. The Committee annually compares the appropriateness of Mr. Diaz’s compensation with other chief executive officers in its peer group.

Base Salary

Base salaries are provided to the named executive officers to compensate them for their services performed during the year. The base salary for each named executive officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in executive officer responsibility, relevant comparisons to the peer group data, an assessment of overall Company performance, and general market salary increases for all employees. As part of the process, Mr. Diaz provides the Committee with a written evaluation of each named executive officer. As noted above, the Committee generally attempts to structure base salaries at or below the 50th percentile of the Company’s peer group. Salary adjustments also may be considered in connection with promotions or other changes in job responsibility. As part of its analysis, the Committee considered salary comparisons prepared by Mercer to determine if base salaries for the named executive officers are competitive with the base salaries of similarly situated executives in the peer group and the healthcare industry generally. The Committee also considers how changes in base salary may impact the total direct compensation for the named executive officers. Moreover, the Committee considers general economic conditions and challenges facing the Company’s operations. In addition, the Chief Executive Officer makes recommendations on base salaries for the other named executive officers.

While certain aspects of performance of the named executive officers can be measured in financial and quality metrics, when considering annual base salary increases, the Committee also evaluates the named executive officers in other performance areas that are more subjective. These areas include the success of the named executive officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company from a financial and quality perspective, developing key employees, succession planning and exercising leadership.

In February 2011, the Committee conducted its annual review of base salaries for the named executive officers. The Committee noted that the base salaries for the named executive officers had not increased in the last two years and that the salaries were trending well below the 50th percentile of the Company’s peer group. The Committee also considered the enhanced responsibilities of the named executive officers due to the increased size, scope and complexity of the Company’s operations resulting from the RehabCare Merger. As a result, the Committee approved increases in the base salaries to bring them to levels that approximate the 50th percentile of the peer group.

The change in base salaries for the named executive officers for 2011 were as follows:

	2010 Base Salary	2011 Base Salary
Mr. Diaz	$1,002,000	$1,025,000
Mr. Lechleiter	$435,000	$470,000
Mr. Breier	$550,000	$600,000
Mr. Bowen	$426,000	$443,000
Mr. Chapman	$402,000	$420,000

At its February 2012 meeting, the Committee elected to reduce the base salaries for Mr. Diaz by 10% and for the other named executive officers by 5% in response to recent reductions in Medicare reimbursement. The Committee noted that recent reductions in Medicare reimbursement have negatively impacted the Company’s financial results and its operating budget for 2012. These changes were made to reduce compensation costs in response to these conditions. These changes also effectively limit potential awards under the short-term and long-term cash incentive plans, as these awards are based on percentages of each named executive officer’s base salary. While the Committee noted that the new base salaries will be below the 50th percentile of the Company’s peer group, the Committee still believes that total direct compensation is competitive.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the named executive officers is subject to the attainment of measurable financial and quality goals. This approach creates a direct incentive for the named executive officers to achieve pre-established financial and quality performance objectives and places a significant percentage of each named executive officer’s total direct cash compensation at risk. The Company uses two cash incentive plans: an annual short-term incentive plan and a long-term incentive plan. The Committee believes a strong emphasis on cash compensation is appropriate, given the Company’s existing capital structure. The Company’s cash incentive plans also provide sufficient flexibility to allow the Committee to establish non-routine goals that may be integral to the success of the Company over the short-term or long-term, as appropriate.

Short-term Incentive Plan

Under the short-term incentive plan, the Committee establishes annual financial and quality goals for the Company’s named executive officers. These goals are based upon similar financial and quality measures but the actual goals vary depending upon the operational responsibilities of the named executive officer. As such, the goals are tailored for the corporate support center or operating division for which the named executive officer is primarily responsible. Messrs. Diaz, Lechleiter, Breier and Mr. Chapman are assigned to the corporate support center and, as such, the goals under the short-term incentive plan applicable to them were generally based upon Company-wide measures and aggregated financial and quality goals from each of the Company’s operating divisions. Mr. Bowen leads the Company’s nursing center division and his short-term incentive goals are based primarily on measures tailored to his operating division and its financial and quality objectives.

For 2011, the financial measures for the participating named executive officers were based upon:

•	achieving targeted levels of EBITDAR;

•	collecting accounts receivable;

•	achieving patient admission, census and revenue goals;

•	managing costs and improving operating efficiencies; and

•	realization of operating synergies from the RehabCare Merger.

These goals are established based upon the historic operating results of the Company and its operating divisions and are the key drivers necessary for the Company to achieve its 2011 operating budget. The Company believes that several of these financial goals are measures generally used by investors to value the Company’s Common Stock. In addition, the Committee believes that these financial goals reward management for addressing reimbursement reductions or challenges caused by healthcare reform. The Committee included synergy goals for 2011 because it believed that the synergies were critical to the success of the RehabCare Merger.

For 2011, the quality goals under the short-term incentive plan were based upon:

•	operational and clinical measures of quality care;

•	customer satisfaction measures obtained from customer satisfaction surveys; and

•	achieving targeted employee retention rates.

These goals are established based upon the historic clinical results achieved by the operating divisions and new initiatives to improve the quality of care. The quality goals are objective measures and often include various sub-components. The goals are established with a view to be challenging but achievable with solid operational focus on the Company’s businesses.

The Company believes that objective quality and customer service goals are critical to promoting a culture of quality throughout the Company which enhances the services offered by the Company. Moreover, the Company believes that there is a direct link between providing quality services and achieving favorable short-term and long-term financial results.

Annual cash bonuses under the short-term incentive plan are based upon a percentage of the participating named executive officer’s base salary. No awards are earned under the short-term incentive plan until certain minimum levels of performance are achieved.

In 2011, the Committee established performance hurdles that would need to be achieved prior to awarding bonuses under the short-term incentive plan to ensure that there was sufficient financial performance to support the cash incentives. The goals for 2011 provided that if a participant fails to satisfy 95% of the targeted corporate EBITDAR goal or 92.5% of the targeted segment EBITDARM goal, or experienced issues with poor survey and quality measures, or significant audit or compliance issues, then all or a portion of any short-term award could be forfeited, in the Committee’s discretion, even if other component goals of the award had been achieved. These additional performance hurdles ensure that financial performance will be sufficient to justify the bonus payouts.

The following chart reflects the potential award levels for the named executive officers as a percentage of their base salary for 2011:

Short-Term Incentive Plan—Table A

	Percentage of Base Salary
	Minimum	Target	Maximum
Mr. Diaz	40%	100%	135%
Mr. Lechleiter	30%	75%	101%
Mr. Breier	30%	75%	101%
Mr. Bowen	30%	75%	101%
Mr. Chapman	30%	75%	101%

The following chart sets forth the minimum, target and maximum goals for 2011 under the short-term incentive plan, as well as the actual levels achieved for 2011.

Short-Term Incentive Plan—Table B

Support Center Goals applicable for Messrs. Diaz, Lechleiter, Breier and Chapman

	2011 Incentive Goals
	Minimum		Target		Maximum (1)		Actual Performance Achieved	% of Target Bonus Achieved	Award % of Base Salary
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus			Mr. Diaz	Other Named Executive Officers
Financial goals:
Adjusted EBITDAR (2) (dollars in millions)	$611.1	6.00%	$643.3	15.00%	$675.5	27.50%	$644.3	15.00%	15.00%	11.25%
Consolidated EBITDAR (3) (dollars in millions)	$749.9	4.00%	$789.4	10.00%	$828.9	20.00%	$764.2	5.71%	5.71%	4.28%
Accounts receivable—days outstanding	54.4	2.00%	51.7	5.00%	49.2	7.50%	53.3 (4)	3.13%	3.13%	2.35%
RehabCare annualized synergies (dollars in millions)	$20.0	10.00%	$25.0	25.00%	$35.0	37.50%	$41.8	37.50%	37.50%	28.13%
Hospital admissions	46,682	0.44%	49,139	1.11%	51,596	1.67%	49,577	1.11%	1.11%	0.83%
Hospital average daily census	3,971	0.44%	4,180	1.11%	4,389	1.67%	3,955	—	—	—
Hospital net revenue per patient day	$1,374	0.44%	$1,446	1.11%	$1,518	1.67%	$1,508	1.56%	1.56%	1.17%
Hospital operating cost per patient day	$1,276	0.67%	$1,212	1.67%	$1,154	2.51%	$1,245	1.07%	1.07%	0.80%
Hospital total labor cost per patient day	$604	0.67%	$574	1.67%	$547	2.51%	$588	1.07%	1.07%	0.80%
Hospital workers compensation cost as % of payroll	1.80%	0.34%	1.70%	0.84%	1.60%	1.26%	2.40%	—	—	—
Nursing center average daily census	22,754	0.44%	23,952	1.11%	25,150	1.67%	23,242	0.71%	0.71%	0.53%
Nursing center net revenue per patient day	$253.63	0.44%	$266.98	1.11%	$280.00	1.67%	$263.60	0.84%	0.84%	0.63%
Nursing center Medicare/Managed care admissions	66,283	0.44%	69,772	1.11%	73,261	1.67%	66,366	0.45%	0.45%	0.34%
Nursing hours per patient day	3.34	0.53%	3.43	1.33%	3.52	2.00%	3.47	1.50%	1.50%	1.13%
Nursing center total operating expenses per patient day	$239	0.53%	$232	1.33%	$225	2.00%	$232	1.17%	1.17%	0.88%
Nursing center total ancillary expenses per patient day	$45.53	0.27%	$44.16	0.67%	$42.87	1.01%	$44.68	0.51%	0.51%	0.38%
Rehabilitation revenue per patient day—hospitals	$60.51	0.33%	$59.07	0.83%	$58.35	1.25%	$58.81	0.94%	0.94%	0.71%
Rehabilitation total revenue (dollars in millions)	$551	1.00%	$580	2.50%	$609	3.75%	$612.9	3.75%	3.75%	2.81%
Rehabilitation skilled nursing productivity	76.4%	0.33%	78.0%	0.83%	79.6%	1.25%	81.8%	1.25%	1.25%	0.94%
Rehabilitation hospital productivity	78.4%	0.17%	80.0%	0.42%	81.6%	0.63%	84.8%	0.63%	0.63%	0.47%
Rehabilitation skilled nursing therapist care ratio	73.5%	0.67%	75.0%	1.67%	76.5%	2.51%	78.3%	2.50%	2.50%	1.88%
Rehabilitation hospital therapist care ratio	58.8%	0.17%	60.0%	0.42%	61.2%	0.63%	60.0%	0.42%	0.42%	0.32%

Short-Term Incentive Plan—Table B (continued)

Support Center Goals applicable for Messrs. Diaz, Lechleiter, Breier and Chapman

	2011 Incentive Goals
	Minimum		Target		Maximum (1)		Actual Performance Achieved	% of Target Bonus Achieved	Award % of Base Salary
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus			Mr. Diaz	Other Named Executive Officers
Quality goals:
Hospital clinical quality index	3.38	0.67%	3.21	1.67%	3.12	2.51%	2.56	2.50%	2.50%	1.88%
Hospital customer service index	4.26	0.33%	4.48	0.83%	4.61	1.25%	4.52	0.92%	0.92%	0.69%
Clearing tags on first follow-up—hospitals	85.5%	0.33%	90.0%	0.83%	92.7%	1.25%	99.7%	1.25%	1.25%	0.94%
Hospital ADR acceptance %	84.6%	0.34%	89.0%	0.84%	93.5%	1.26%	91.8%	1.09%	1.09%	0.82%
Nursing center survey results	1.11	0.67%	1.08	1.67%	1.05	2.51%	1.07	1.83%	1.83%	1.37%
Nursing center clearing tags on first follow-up	91.2%	0.33%	94.0%	0.83%	96.8%	1.25%	94.6%	0.92%	0.92%	0.69%
Nursing center customer satisfaction	73.7%	0.33%	76.0%	0.83%	78.3%	1.25%	76.3%	0.83%	0.83%	0.62%
Nursing center implementation of clinical assessments	85.5%	0.34%	90.0%	0.84%	92.7%	1.26%	99.1%	1.26%	1.26%	0.95%
Nursing center consistent staffing assignment	77.6%	0.34%	80.0%	0.84%	82.4%	1.26%	99.1%	1.26%	1.26%	0.95%
Rehabilitation customer satisfaction	3.76	0.44%	3.96	1.11%	4.00	1.67%	4.28	1.67%	1.67%	1.25%
Rehabilitation—skilled nursing outcomes measurement	74.3%	0.44%	78.2%	1.11%	80.5%	1.67%	78.4%	1.11%	1.11%	0.83%
Rehabilitation—hospital outcomes measurement	57.5%	0.44%	60.5%	1.11%	62.3%	1.67%	68.1%	1.67%	1.67%	1.25%
Rehabilitation handheld utilization	86.5%	0.68%	91.0%	1.65%	95.6%	2.36%	89.1%	1.07%	1.07%	0.80%
Consolidated aggregate employee turnover	31.6%	4.00%	30.0%	10.00%	29.1%	15.00%	29.6%	12.0%	12.0%	9.00%
Overall maximum limitation		—		—		-25.00%		—	—	—

Total		40.00%		100.00%		135.00%		110.20%	110.20%	82.67%

Short-Term Incentive Plan—Table B (continued)

Nursing Center Division Goals applicable for Mr. Bowen

	2011 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved	Award % of Base Salary
	Minimum		Target		Maximum (1)
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Financial goals:
Adjusted EBITDARM (dollars in millions) (5)	$337.3	7.50%	$355.1	18.75%	$372.9	33.12%	$341.9	9.11%	6.83%
Consolidated EBITDAR (dollars in millions) (3)	$749.9	2.50%	$789.4	6.25%	$828.9	14.38%	$764.2	3.57%	2.68%
Accounts receivable—days outstanding	46.1	2.00%	43.8	5.00%	41.7	7.50%	44.8(4)	3.60%	2.70%
Average daily census	22,754	1.33%	23,952	3.33%	25,150	5.00%	23,242	2.13%	1.60%
Net revenue per patient day	$253.63	1.33%	$266.98	3.33%	$280.00	5.00%	$263.60	2.53%	1.90%
Medicare/Managed care admissions	66,283	1.34%	69,772	3.34%	73,261	5.00%	66,366	1.34%	1.01%
Hours per patient day	3.34	1.60%	3.43	4.00%	3.52	6.00%	3.47	4.50%	3.38%
Total operating expenses per patient day	$239	1.60%	$232	4.00%	$225	6.00%	$232	3.52%	2.64%
Ancillary expenses per patient day	$45.53	0.80%	$44.16	2.00%	$42.87	3.00%	$44.68	1.52%	1.14%
RehabCare annualized synergies (dollars in millions)	$20.0	10.00%	$25.0	25.00%	$35.0	37.50%	$41.8	37.50%	28.13%

Quality goals:
Survey results	1.11	2.00%	1.08	5.00%	1.05	7.50%	1.07	5.50%	4.13%
Clearing tags on first follow-up	91.2%	1.00%	94.0%	2.50%	96.8%	3.75%	94.6%	2.75%	2.06%
Customer satisfaction	73.7%	1.00%	76.0%	2.50%	78.3%	3.75%	76.3%	2.50%	1.88%
Implementation of clinical assessments	85.5%	1.00%	90.0%	2.50%	92.7%	3.75%	99.1%	3.75%	2.81%
Consistent staffing assignment	77.6%	1.00%	80.0%	2.50%	82.4%	3.75%	99.1%	3.75%	2.81%
Total employee turnover	40.9%	2.00%	39.7%	5.00%	38.5%	7.50%	39.2%	6.00%	4.50%
Employee retention	70.1%	2.00%	72.3%	5.00%	74.5%	7.50%	73.1%	5.50%	4.13%
Overall maximum limitation		—		—		-25.00%		—	—

Total		40.00%		100.00%		135.00%		99.07%	74.33%

(1)	Except as noted below, the maximum award level is capped in the aggregate at 125% of the target award for the named executive officers. If the named executive officer achieves or exceeds the maximum EBITDAR goal, the maximum award level is then capped in the aggregate at 135% of the target award.

(2)

The Company’s performance goals include the non-GAAP financial measure EBITDAR from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EBITDAR”). The Company uses the term operating income (loss) in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2012 (the “2011 Audited Financials”) when referring to

EBITDAR. The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBITDAR. Adjusted EBITDAR for the year ended December 31, 2011 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: loss on divestiture of operations, interest expense, investment income, income taxes, depreciation, amortization and rent. For purposes of the 2011 calculation of Adjusted EBITDAR, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities, and impairment charges are also excluded from the Company’s 2011 targets and the Company’s actual comparative results. See Notes 5 and 7 of the 2011 Audited Financials for additional information about the calculation of EBITDAR.

(3)	The Company’s performance goals include the non-GAAP financial measure EBITDAR from both continuing and discontinued operations, as adjusted for certain items as described below (“Consolidated EBITDAR”). The Company believes that net income (loss) is the most comparable GAAP measure to Consolidated EBITDAR. Consolidated EBITDAR for the year ended December 31, 2011 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: loss on divestiture of operations, interest expense, investment income, income taxes, depreciation, amortization and rent. For purposes of the 2011 calculation of Consolidated EBITDAR, the results of operations from acquisitions other than the RehabCare Merger, the costs and expenses of significant acquisition and development activities (including the RehabCare Merger), and impairment charges are also excluded from the Company’s 2011 targets and the Company’s actual comparative results. See Notes 5 and 7 of the 2011 Audited Financials for additional information about the calculation of EBITDAR.

(4)	These goals are established by quarter and vary by quarter. The results shown reflect a compilation of the four quarterly targets and actual results for 2011.

(5)	The Company’s performance goals include the non-GAAP financial measure EBITDARM from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EBITDARM”). The Company uses the term operating income (loss) in the 2011 Audited Financials when referring to EBITDARM. The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBITDARM. Net income (loss) is reported on a consolidated (rather than a segment) basis in the 2011 Audited Financials and is calculated by adding income (loss) from continuing operations and income (loss) from discontinued operations. The actual performance achieved towards each segment’s 2011 EBITDARM goals can be calculated by adding segment EBITDARM from continuing operations to segment EBITDARM from discontinued operations. For purposes of the 2011 calculation of Adjusted EBITDARM, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities (including the RehabCare Merger), and impairment charges are excluded from the Company’s 2011 targets and the Company’s actual comparative results. A reconciliation of segment EBITDARM from continuing operations to income from continuing operations is presented in Note 7 of the 2011 Audited Financials. Segment EBITDARM from discontinued operations is set forth in Note 5 of the 2011 Audited Financials.

To calculate the final awards under the short-term incentive plan, the Committee multiplies the target bonus percentage for the named executive officer with the percentage of target achieved and the named executive officer’s base salary. The calculations for 2011 were as follows:

	Short-Term Incentive Plan 2011 Bonus Calculation
	Target Bonus % (Table A)	x	% of Target Bonus Achieved (Table B)	x	2011 Base Salary	=	2011 Actual Award
Mr. Diaz	100%		110.2%		$1,025,000		$1,129,553
Mr. Lechleiter	75%		110.2%		$470,000		$388,470
Mr. Breier	75%		110.2%		$600,000		$495,914
Mr. Bowen	75%		99.1%		$443,000		$329,274
Mr. Chapman	75%		110.2%		$420,000		$347,142

The Committee exercised no discretion in 2011 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the short-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a named executive officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

As noted previously, the Committee has established performance goals for 2012 under the short-term incentive plan. These goals generally use similar metrics to the 2011 goals but reflect certain changes to focus the named executive officers and management on the operational and financial challenges the Company expects to face in 2012. In addition, the Committee reduced the short-term incentive target bonus opportunity for each named executive officer by 20% for 2012. The Committee reduced the target bonus opportunity to reduce compensation costs in response to significant reductions in Medicare reimbursement.

Long-term Incentive Plan

The Company’s long-term incentive plan provides cash awards to the Company’s key employees, including the named executive officers, upon the attainment of specified performance objectives. For 2011, the performance period under the long-term incentive plan covered one year. For each performance period, the Committee selects participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. For 2011, the performance goals for the named executive officers were based upon:

•	achieving targeted levels of EBIT;

•	achieving targeted levels of EPS;

•	attaining targeted levels of stock price appreciation; and

•	successfully implementing specified components of the Company’s strategic plan.

These goals were the same for each participant in the long-term incentive plan, including each named executive officer, and reflected Company-wide measures. These goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses.

Cash awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. This delayed payment feature serves as a significant retention vehicle for the Company. The awards earned in 2011 will be paid in three equal annual installments commencing on or about November 15, 2012.

Under the long-term incentive plan, participants are eligible to receive cash awards based upon a percentage of their base salary. These percentages vary depending upon the participant’s position within the Company and the extent to which the performance goals established by the Committee are attained. The maximum awards available under the long-term incentive plan as a percentage of base salary are 100% for the Chief Executive Officer and 90% for the other named executive officers. No awards are earned under the long-term incentive plan until certain minimum levels of performance are achieved.

The following chart reflects the potential award levels for the named executive officers as a percentage of base salary for 2011:

	Long-Term Incentive Plan % of Base Salary
	Minimum	Target	Maximum
Mr. Diaz	10%	50%	100%
Mr. Lechleiter	9%	45%	90%
Mr. Breier	9%	45%	90%
Mr. Bowen	9%	45%	90%
Mr. Chapman	9%	45%	90%

The following chart depicts the minimum, target and maximum goals under the long-term incentive plan for 2011, as well as the actual levels achieved for 2011 for Mr. Diaz and the other participating named executive officers.

Long-Term Incentive Plan

	2011 Incentive Goals
	Minimum		Target		Maximum
	Goal	Award % of Salary	Goal	Award % of Salary	Goal	Award % of Salary (1)	Actual Achieved	Award as a % of Base Salary
Mr. Diaz:
Adjusted EBIT (dollars in millions) (2)	$114.4	4.0%	$133.7	20.0%	$153.0	54.0%	$141.3	26.8%
Adjusted EPS (3)	$1.45	3.5%	$1.75	17.5%	$2.04	47.2%	$2.02	41.3%
Stock price appreciation	$19.29	1.5%	$20.21	7.5%	$22.04	20.3%	$11.77	—
Strategic plan (4)	Level I	1.0%	Level II	5.0%	Level III	13.5%	Level II	5.0%

Total								73.1%

Other named executive officers:
Adjusted EBIT (dollars in millions) (2)	$114.4	3.6%	$133.7	18.0%	$153.0	48.6%	$141.3	24.1%
Adjusted EPS (3)	$1.45	3.1%	$1.75	15.7%	$2.04	42.5%	$2.02	37.2%
Stock price appreciation	$19.29	1.4%	$20.21	6.8%	$22.04	18.2%	$11.77	—
Strategic plan (4)	Level I	0.9%	Level II	4.5%	Level III	12.2%	Level II	4.5%

Total								65.8%

(1)	The maximum award level is capped in the aggregate at 100% of base salary for Mr. Diaz and 90% of base salary for the other participating named executive officers.

(2)

The Company’s performance goals include the non-GAAP financial measure EBIT from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EBIT”). The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBIT.

Adjusted EBIT for the year ended December 31, 2011 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: loss on divestiture of operations, interest expense, investment income and income taxes. For purposes of the 2011 calculation of Adjusted EBIT, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities, and impairment charges are excluded from the Company’s 2011 targets and the Company’s actual comparative results. See Notes 5 and 7 of the 2011 Audited Financials for additional information about the calculation of EBIT.

(3)	The Company’s performance goals include the non-GAAP financial measure EPS from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EPS”). The Company believes that diluted net income (loss) per share is the most comparable GAAP measure to Adjusted EPS. For purposes of the 2011 calculation of Adjusted EPS, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities and impairment charges (each net of applicable income tax provision (benefit)) and the shares of Common Stock issued in connection with the RehabCare Merger are excluded from the Company’s 2011 targets and the Company’s actual comparative results.

(4)	The strategic planning goals are approved by the Committee and are based upon the achievement of specified levels of the Company’s strategic plan. The minimum target is achieved by satisfying Level I objectives, the target goal is achieved by satisfying Level I and Level II objectives and the maximum goal is achieved by satisfying Level I, Level II and Level III objectives.

The Committee exercised no discretion in 2011 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the long-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a named executive officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

As noted previously, the Committee has established performance goals for 2012 under the long-term incentive plan. These goals use similar metrics to the 2011 goals but reflect certain changes to focus the named executive officers and management on the operational and financial challenges the Company expects to face in 2012 and beyond. In addition, the Committee has elected to reduce the number of participants in the plan by approximately 45% for 2012, to reduce compensation costs in response to significant reductions in Medicare reimbursement.

Special Cash Bonus

The Committee awarded Mr. Chapman a special cash bonus of $100,000 in recognition of his exceptional performance in 2011. The Committee noted that Mr. Chapman successfully led integration activities associated with information technology, human resources and benefit program conversions for the RehabCare Merger and other significant acquisitions during 2011.

Equity-Based Compensation

The Company uses equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s stockholders and the total direct compensation provided to the named executive officers. Equity-based compensation is designed to retain the named executive officers through time-based vesting conditions, improve financial results by subjecting a portion of the equity compensation to the achievement of certain financial goals, and to motivate the named executive officer to enhance the value of the Company’s Common Stock by aligning the financial interests of the named executive officers with those of the Company’s stockholders.

Historically, the Committee has awarded a mixture of equity awards between stock options, service-based restricted stock and performance-based restricted stock units to achieve the Company’s compensation strategies in relation to the total cost to the Company. Many companies in the Company’s peer group also allocate equity awards between various forms of equity. The Committee believes that such equity awards provide an effective incentive for management to create stockholder value over several years since the full benefit of this element of compensation is primarily realized as a result of appreciation in the price of the Company’s Common Stock. When evaluating equity-based compensation, the Committee also considers the limitations imposed by the Company’s capital structure, the accounting costs associated with the form of equity award and the perceived benefits by management of the awards.

In 2011, the Committee granted performance-based restricted stock units and service-based restricted stock to its named executive officers. The performance-based restricted stock units further enhance the Company’s pay for performance strategies by linking the vesting of the performance-based restricted stock units to the Company’s financial performance during the applicable performance period. Performance-based restricted stock units are not issued, nor do they entitle the potential recipient to vote or receive distributions, until the relevant performance goals are achieved. The Committee believes that service-based restricted stock promotes retention of the named executive officers and builds their ownership stake in the Company.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee generally considers issues raised by the timing of grants when making such awards. The exercise price of stock options is equal to the closing price of the Company’s Common Stock on the NYSE on the date of grant. The Committee has not granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the NYSE on the grant date and it has not granted stock options that are priced on a date other than the grant date.

The amount of equity awarded to the named executive officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considers information prepared by Mercer with respect to the form of the equity awards and the relative costs. Based upon this assessment, the Committee then establishes an aggregate pool of potential equity awards for all participants in the equity-based incentive plan, including the named executive officers.

Once the aggregate pool of potential equity awards is established, the Committee considers benchmarks by position from the peer group in evaluating potential awards to the named executive officers. The Chief Executive Officer also provides an assessment to the Committee of the level of performance for the other named executive officers. The Committee then considers the performance of the named executive officer and his actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each named executive officer in light of various operational and strategic challenges and opportunities facing the named executive officer during the relevant year. The Committee also considers how the potential equity award impacts a named executive officer’s total direct compensation. Based upon these assessments, the Committee ranks each named executive officer on a grade level ranging from A through D. These award levels are converted to a multiple of base salary, generally within the relevant benchmark, and awards are made from the Company’s aggregate pool of available equity awards established by the Committee.

In February 2011, after evaluating the performance of the Company for 2010, the Committee established an aggregate pool of approximately 502,000 shares for potential equity awards to all employee participants. The Committee determined that the aggregate pool was appropriate given the Company’s overall performance along with the successful acquisition activities occurring in late 2010 and early 2011, the cost of the awards, and the dilutive effect of the awards on stockholders’ equity given the Company’s relatively low number of outstanding shares.

In February 2011, the Committee granted annual equity awards to the named executive officers from the aggregate pool as follows:

	2011 Equity Grant
	Performance-based Restricted Stock Units	Service-based Restricted Stock
Mr. Diaz	72,000	72,000
Mr. Lechleiter	15,284	15,284
Mr. Breier	30,850	30,850
Mr. Bowen	14,978	14,978
Mr. Chapman	13,057	13,057

An award of performance-based restricted stock units is divided into three equal annual tranches relating to three consecutive annual performance periods. At the beginning of the relevant performance period, the Committee establishes the performance goals for the applicable tranches. If the performance goals are not satisfied in a given year, then the unearned performance-based restricted stock units in such year’s tranche will be forfeited by the named executive officer. The service-based restricted stock vests in equal annual installments over four years.

As noted above, the individual awards also are based upon the Committee’s subjective evaluation of the named executive officer’s performance. The Committee determined that Mr. Diaz and Mr. Chapman had performed at the B+ level and Messrs. Lechleiter, Breier and Bowen had performed at the A level for 2010.

In making these grants, the Committee considered the performance of Mr. Diaz in successfully growing the Company’s three operating businesses despite significant changes in healthcare policy and reform. Mr. Diaz also led the Company’s strategic acquisition activities in the Company’s key cluster markets. The Committee noted that the Company had recently acquired five LTAC hospitals in southern California, three nursing and rehabilitation centers in the Dallas/Fort Worth market, a combined nursing and rehabilitation center and assisted living facility in Cleveland, Ohio and a home health operation in central Ohio, each of which should provide additional earnings growth going forward. The Committee also took note of Mr. Diaz’s efforts related to the RehabCare Merger and his active promotion of the Company’s ongoing efforts to improve clinical quality and customer service.

With respect to Mr. Lechleiter, the Committee recognized his excellent performance in managing the Company’s cash flows and capital expenditures. Mr. Lechleiter also contributed to the Company’s efforts in managing costs and obtaining operating efficiencies and played a key role in obtaining financing for the RehabCare Merger.

The awards for Mr. Breier reflect his efforts to continue the Company’s strategic operational and growth plan centered on improving quality, taking care of the Company’s people, pursuing operational efficiencies, maximizing operating cash flows and continued execution of the Company’s cluster market strategy.

In evaluating Mr. Bowen’s performance, the Committee noted that the nursing center division had made significant operational changes to adapt to a new patient classification system and patient assessment system. These operational changes allowed the division to position itself to provide higher levels of care to medically complex patients who require more nursing, rehabilitation therapy and other ancillary services. Additionally, the division also made significant improvements in employee turnover, quality and customer service.

With respect to Mr. Chapman, the Committee noted his efforts in leading several integration activities associated with the recent acquisitions from a human resources, employee benefits and information technology standpoint.

During 2011, three tranches of performance-based restricted stock units were eligible for vesting. Each of the tranches was subject to the same performance goals. The following chart depicts the minimum, target and maximum goals established for the 2011 performance period for these tranches of performance-based restricted stock units.

	Minimum		Target		Maximum
	Goal	% of Award	Goal	% of Award	Goal	% of Award (1)	Actual Performance Achieved	% of Award Achieved (1)
Adjusted EBIT (dollars in millions) (2)	$114.4	10.0%	$133.7	50.0%	$153.0	67.5%	$141.3	67.5%
Adjusted EPS (3)	$1.45	10.0%	$1.75	50.0%	$2.04	67.5%	$2.02	67.5%

Less maximum limit								35.0%

Total								100.0%

(1)	The maximum award level is capped in the aggregate at 100% of the potential award.

(2)	The Company’s performance goals include the non-GAAP financial measure Adjusted EBIT. The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBIT. Adjusted EBIT for the year ended December 31, 2011 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: loss on divestiture of operations, interest expense, investment income and income taxes. For purposes of the 2011 calculation of Adjusted EBIT, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities, and impairment charges are excluded from the Company’s 2011 targets and the Company’s actual comparative results. See Notes 5 and 7 of the 2011 Audited Financials for additional information about the calculation of EBIT.

(3)	The Company’s performance goals include the non-GAAP financial measure Adjusted EPS. The Company believes that diluted net income (loss) per share is the most comparable GAAP measure to Adjusted EPS. For purposes of the 2011 calculation of Adjusted EPS, the results of operations from acquisitions (including the RehabCare Merger), the costs and expenses of significant acquisition and development activities and impairment charges (each net of applicable income tax provision (benefit)) and the shares of Common Stock issued in connection with the RehabCare Merger are excluded from the Company’s 2011 targets and the Company’s actual comparative results.

Performance-Based Restricted Stock Units Earned in 2011

The following chart reflects the actual performance-based restricted stock units earned for achieving the 2011 goals:

	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
Shares eligible from 2009 grant	9,752	4,620	4,384	2,417	1,417
Shares eligible from 2010 grant	33,334	7,274	8,031	8,554	5,386
Shares eligible from 2011 grant	24,000	5,094	10,283	4,992	4,352

Total eligible shares	67,086	16,988	22,698	15,963	11,155
% of goals achieved	100%	100%	100%	100%	100%

Shares actually earned	67,086	16,988	22,698	15,963	11,155

The Committee has established performance goals for the 2012 performance period for certain tranches of the outstanding performance-based restricted stock units. These 2012 goals use similar metrics to the 2011 goals but reflect revised targets for 2012.

Stock Ownership Guidelines

In 2010, the Company revised its stock ownership guidelines for its executive officers, including the named executive officers. In response to comments raised by stockholders, the Committee reviewed all facets of the guidelines. The Committee considered the stock ownership requirements of peer companies as well as the Company’s historic equity grants and its expected ability to grant equity in the future. The Committee believes that the revised guidelines will ensure that the named executive officers hold a sufficient amount of the Company’s Common Stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the named executive officers.

The stock ownership guidelines for the named executive officers are determined as a multiple of the named executive officer’s base salary as follows:

Multiple of Base Salary
Mr. Diaz	3.0x
Mr. Lechleiter	2.0x
Mr. Breier	2.0x
Mr. Bowen	1.5x
Mr. Chapman	1.5x

The minimum number of shares to be held by the named executive officers will be calculated on each August 3 based upon the average of the high and low price of the Company’s Common Stock on the NYSE on that date.

If the applicable guideline is not achieved, the named executive officer is required to retain an amount equal to 50% of net shares received under any equity awards. If the applicable guideline is not achieved by August 3, 2015, the named executive officer is required to retain 100% of net shares received under any subsequent equity awards. The Company’s Board of Directors may, at its discretion, waive the stock ownership guidelines if compliance would create a substantial hardship or prevent a named executive officer from complying with a court order.

In determining whether a named executive officer satisfies the required ownership level, the calculation will include stock held directly by the named executive officer or owned either jointly with, or separately by, his immediate family members residing in the same household, shares held in trust for the benefit of the named executive officer or his immediate family members and service-based restricted stock. Stock ownership does not include unexercised stock options, stock appreciation rights, or the non-vested portion of any performance-based restricted stock units.

Regardless of whether the applicable minimum ownership requirement has been met, each director and executive officer shall be prohibited from selling, assigning or otherwise transferring all net shares received upon the exercise of any stock option or vesting of a restricted stock award for a one year period beginning on the date the underlying stock option is exercised or the restricted stock award is vested.

Stock Trading Restrictions

The Company maintains a securities trading policy which applies to its employees including the named executive officers. As part of the securities trading policy, the Company’s employees are prohibited from (1) short selling Common Stock, (2) purchasing Common Stock on margin, and (3) entering into hedging transactions involving Common Stock. Named executive officers who violate such prohibitions are subject to disciplinary proceedings including dismissal.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees, including the named executive officers, are eligible to contribute the lesser of (1) 30% of their pay or (2) the limit prescribed by the Internal Revenue Service (“IRS”), on a pretax basis. In 2011, the Committee elected to provide a profit-sharing match based on achievement of targeted EBITDAR goals. For 2011, the Committee awarded all employees participating in the 401(k) Plan an aggregate of $1.8 million in profit sharing contributions. The Company no longer matches employee contributions. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s profit sharing contribution vests in equal installments over four years or in full immediately once the employee has four years of service. Contributions to the 401(k) Plan by the named executive officers are limited by IRS rules.

In addition, the named executive officers may participate in the Company’s Deferred Compensation Plan (the “DCP”), which is available to certain employees who are deemed “highly compensated” under the applicable IRS regulations. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. The DCP provides for the Company to contribute to such participant’s account balance an amount equal to (1) the 401(k) Plan contribution that would be calculated using the contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. For 2011, the Committee elected to continue to suspend the Company’s contribution. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table—Fiscal Year 2011” beginning on page 49.

The Company and the Committee believe that, in order to attract and retain qualified executives and other key employees, the provision of certain perquisites and other personal benefits to such executives and other key employees is reasonable and consistent with the Company’s overall executive compensation program. Such benefits provided to the named executive officers include the payment of life insurance premiums, limited personal use of the Company’s aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Employment and Other Agreements

For several years, the Company has maintained employment agreements with its executive officers, including the named executive officers. The Committee believes that these arrangements are typical in healthcare companies and ease the consequences of an unexpected termination of employment. The Committee also believes that severance terms and benefits under these agreements are generally competitive within the healthcare industry and are important factors in attracting and retaining executive talent. These agreements do not provide for any form of tax gross ups. These agreements also support the retention of key employees during periods of uncertainty.

Mr. Diaz

Effective January 1, 2004, the Company entered into an employment agreement with Mr. Diaz in connection with his promotion to Chief Executive Officer that was revised in December 2008 to ensure documentary compliance with Section 409A of the Code and related regulations (“Section 409A”). The agreement has a three-year term, which is extended automatically each day by one day unless the Company notifies Mr. Diaz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in three years. Mr. Diaz’s employment agreement provides for a base salary and the ability to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Mr. Diaz may receive increases in his base salary as approved by the Committee.

Mr. Diaz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 50.

Mr. Breier

Mr. Breier was promoted to Chief Operating Officer effective on August 31, 2010. Mr. Breier previously served as the Company’s executive vice president and president, hospital division. In connection with his promotion, the Company entered into a new employment agreement (the “COO Agreement”) with Mr. Breier. The COO Agreement has a one-year term which is extended automatically each day by one day unless the Company notifies Mr. Breier of its intent not to extend the term. Upon such notification, the COO Agreement will terminate in one year. The COO Agreement provides that Mr. Breier is entitled to an annual base salary and participation in the Company’s short-term incentive plan with a full-year target bonus of 75% of base salary, the Company’s long-term incentive plan with a full-year target bonus of 45% of base salary, the Company’s equity-based plans and other employee benefit plans. Mr. Breier may receive increases in his base salary as approved by the Committee.

The COO Agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 50.

Mr. Lechleiter, Mr. Bowen and Mr. Chapman

The Company also has employment agreements with Messrs. Lechleiter, Bowen and Chapman. The agreements for Mr. Lechleiter, Mr. Bowen and Mr. Chapman were revised in December 2008 to ensure documentary compliance with Section 409A. The agreements for Mr. Lechleiter, Mr. Bowen and Mr. Chapman contain substantially similar terms. These agreements have a one-year term, which is extended automatically each day by one day unless the Company notifies the named executive officer of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year.

The employment agreements provide a base salary and the ability of these named executive officers to participate in the Company’s short-term and long-term cash incentive plans, the Company’s equity-based plans and other employee benefit plans. The named executive officer may receive increases in his base salary as approved by the Committee.

The employment agreements also provide for severance payments if the named executive officer’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 50.

Change in Control Severance Agreements

For several years, the Company has had change in control severance agreements with its executive officers, including each of the named executive officers. The agreements for the named executive officers generally contain substantially similar terms. These agreements provide for the payment of severance benefits under certain circumstances. The amount and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 50. None of these agreements provide for any form of tax gross up. The Committee has provided change in control severance agreements to its named executive officers because it believes that these arrangements are typical in healthcare companies and to avoid the distraction and loss of key management personnel that may occur in connection with a rumored or actual change in control. The Committee believes that such agreements protect the Company and its stockholders by maintaining employee focus and alignment with stockholders during rumored or actual change in control activities and support the retention of key employees during periods of uncertainty.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and any employee whose compensation is required to be reported to stockholders by reason of such employee being among the three other most highly paid executive officers of the Company (other than the chief financial officer) in the year for which a deduction is claimed by the Company (including its subsidiaries) in excess of $1 million per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. Although the Company attempts to structure incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions that are deemed to be in the best interests of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code.

Beginning on January 1, 2006, the Company began accounting for equity-based incentive compensation in accordance with the requirements of the authoritative guidance for stock-based compensation, now known as Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation (“FASB ASC Topic 718”).

Proposed Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors

On March 27, 2012, the Company’s Board of Directors approved, subject to stockholder approval, a new Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors that will provide for the issuance of up to 200,000 shares of Common Stock. The Committee anticipates that the additional number of shares being requested will be sufficient for competitive and effective equity awards to the Company’s non-employee directors for two to three years. For more information, see “Proposal 3—Proposal to Approve the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors” beginning on page 64.

Evaluation of Compensation Policies and Practices as They Relate to Risk Management

The Committee believes that the performance measures it has selected appropriately reward performance without encouraging unnecessary and excessive risk taking on the part of the Company’s employees. The allocation of potential awards among various financial and quality goals encourages the Company’s employees to balance short-term objectives with long-term operational and clinical performance and financial stability. Moreover, the selected performance measures are aligned with the Company’s key success factors and operational objectives. In addition, the goals are tied to facility, district, regional, divisional and enterprise performance with no single goal comprising a material portion of the overall award. The Committee believes that the incentive plans and goals are administered consistently throughout the Company’s operating divisions. The Company also has in place various compensating controls such as internal audit functions, a compliance hotline and quality controls to further support the Committee’s conclusions on the risk assessment.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for fiscal years 2011, 2010 and 2009 for the Company’s named executive officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Paul J. Diaz	2011	$1,024,130	—		$3,407,607	(6)	—	$1,878,830	$3,992	$111,561	$6,426,120
President and Chief Executive Officer	2010	$1,002,290	$150,000	(7)	$2,724,211		—	$1,617,195	$2,675	$90,414	$5,586,785
	2009	$1,040,839	$300,000	(8)	$706,636		$422,721	$2,161,940	$5,475	$107,893	$4,745,504

Richard A. Lechleiter	2011	$468,661	—		$790,664	(6)	—	$697,695	$938	$64,347	$2,022,305
Executive Vice President and Chief Financial Officer	2010	$434,741	—		$632,709		—	$569,359	$695	$36,304	$1,673,808
	2009	$451,462	—		$298,925		$128,028	$693,064	$1,739	$38,655	$1,611,873

Benjamin A. Breier	2011	$598,094	—		$1,311,926	(6)	—	$890,665	—	$161,478	$2,962,163
Chief Operating Officer	2010	$449,046	—		$1,093,832		—	$635,339	—	$152,739	$2,330,956
	2009	$415,390	$250,000	(8)	$312,235		$117,798	$576,008	—	$63,962	$1,735,393

Lane M. Bowen	2011	$442,366	—		$758,055	(6)	—	$620,736	$4,074	$30,241	$1,855,472
Executive Vice President and President, Nursing Center Division	2010	$426,026	—		$789,487		—	$603,955	$2,507	$36,262	$1,858,237
	2009	$442,411	—		$177,690		$112,525	$676,614	$4,867	$58,986	$1,473,093

Richard E. Chapman	2011	$419,335	$100,000	(9)	$593,195	(6)	—	$623,469	$4,494	$3,688	$1,744,181
Executive Vice President and Chief Administrative and Information Officer	2010	$402,355	—		$437,103		—	$526,944	$2,793	$9,399	$1,378,594
	2009	$417,830	—		$104,401		$80,375	$641,435	$5,482	$7,516	$1,257,039

(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value for awards of service-based restricted stock is calculated using the closing price of the Company’s Common Stock on the date of grant, without regard to when and how the service-based restricted stock vests. With respect to performance-based restricted stock units, because each award consists of three tranches and performance goals are established annually at the beginning of each tranche’s respective single-year performance period, aggregate grant date fair value is calculated for purposes of FASB ASC Topic 718 using the closing price of the Company’s Common Stock on the date of grant for the first tranche of an award and using the closing price of the Company’s Common Stock on the date performance goals are established for each remaining tranche. During 2011, performance goals were established for the third tranche of the 2009 award, the second tranche of the 2010 award and the first tranche of the 2011 award. Accordingly, the amount in this column for fiscal 2011 represents the aggregate grant date fair value of the first tranche of the 2011 award, the second tranche of the 2010 award, and the third tranche of the 2009 award. The aggregate grant date fair value for the third tranche of the 2010 award and the second and third tranches of the 2011 award will be calculable and reported in subsequent years, using the closing price of Common Stock on the date performance goals are established for each tranche. The assumptions used in calculating aggregate grant date fair value with respect to fiscal year 2011 are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2012.

(2)	There were no awards of options to any of the named executive officers during 2011 or 2010. Amounts for 2009 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts with respect to fiscal year 2009 are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2010.

(3)	These amounts represent amounts earned under the Company’s short-term incentive plan and the long-term incentive plan. The named executive officers earned the following amounts under the Company’s short-term incentive plan during 2011, 2010 and 2009:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
2011	$1,129,553	$388,470	$495,914	$329,274	$347,142
2010	$952,176	$309,753	$306,898	$349,554	$286,678
2009	$1,159,650	$301,797	$216,003	$293,191	$279,315

The named executive officers earned the following amounts under the Company’s long-term incentive plan during 2011, 2010 and 2009:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
2011	$749,277	$309,225	$394,751	$291,462	$276,327
2010	$665,019	$259,606	$328,441	$254,401	$240,266
2009	$1,002,290	$391,267	$360,005	$383,423	$362,120

Amounts earned under the long-term incentive plan are payable in three equal installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due.

(4)	These amounts represent the above-market interest earned in the DCP during the respective year. For 2011, above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1 of the prior year. The federal long-term rate as of October 1, 2010, 2009, and 2008 was 3.32%, 4.10% and 4.32%, respectively.

(5)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the named executive officers to the Company’s 401(k) Plan, the taxable value of life insurance premiums paid by the Company, certain transportation-related benefits (which we refer to as “TRB”), and discounted cash payments in lieu of accumulated paid time off benefits (which we refer to as “PTO”). These amounts for 2011 were as follows:

	401(k)	Life	TRB (a)	PTO	Total
Mr. Diaz	$750	$2,622	$93,405	$14,784	$111,561
Mr. Lechleiter	750	1,162	42,097	20,338	64,347
Mr. Breier	750	661	134,105	25,962	161,478
Mr. Bowen	750	3,120	1,292	25,079	30,241
Mr. Chapman	750	2,938	—	—	3,688

(a)	For purposes of determining the value of the TRB, the Company bases the calculation on the aggregate incremental cost to the Company for the use of the Company’s aircraft or chartered aircraft by each named executive officer and such named executive officer’s requested occupants. The aggregate incremental cost for the Company’s aircraft is based upon a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(6)

The amounts in this column include the aggregate grant date fair value for awards of service-based restricted stock and performance-based restricted stock units, computed in accordance with FASB ASC Topic 718. As previously discussed, the Company granted awards of performance-based restricted stock units in 2011, 2010 and 2009. Each award consists of three tranches, the first of which will vest based upon performance during the year of grant, the second of which will vest based upon performance during the year immediately following the year of grant and the third of which will vest based upon performance during the second year immediately following the year of grant. Performance criteria for the relevant tranches are not established until the year of performance with respect to which such tranche may vest. The grant date fair value for future tranches of the 2010 and 2011 awards cannot be determined for purposes of FASB ASC Topic 718 until the date the performance goals of each remaining tranche are established. As a result, the amounts in this column for 2011 include the grant date fair values, calculated pursuant to FASB ASC Topic 718, of (i) the first tranche of performance-based restricted stock units granted during 2011, (ii) the second tranche of performance-based restricted stock units granted during 2010, and (iii) the third tranche of performance-based restricted stock units granted during 2009, as follows:

Year/Tranche	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
2011—Tranche 1	$588,000	$124,803	$251,934	$122,304	$106,624
2010—Tranche 2	$816,683	$178,213	$196,759	$209,573	$131,957
2009—Tranche 3	$238,924	$113,190	$107,408	$59,217	$34,717

The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2011, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant ($24.50), is as follows:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
2011	$1,764,000	$374,458	$755,825	$366,961	$319,897

As previously discussed, the grant date fair value for tranches 2 and 3 of the 2011 performance-based restricted stock units cannot be calculated until the performance goals for each respective period have been established.

(7)	This amount represents a cash bonus awarded to Mr. Diaz for exceptional performance during 2010.

(8)	These amounts represent cash bonuses awarded to Messrs. Diaz and Breier for exceptional performance during 2009.

(9)	This amount represents a cash bonus awarded to Mr. Chapman for exceptional performance during 2011.

Grants of Plan-Based Awards Table—Fiscal Year 2011

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s named executive officers during fiscal year 2011.

Name	Grant Date	Estimated Possible/Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (#)(1)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)(3)	All Other Option Awards: Number of Shares of Securities Underlying Options (#)(1)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock Awards ($) (5)
		Minimum	Target	Maximum
Paul J. Diaz
Short-term incentive plan (6)	N/A	$410,001	$1,025,003	$1,383,754
Long-term incentive plan (7)	N/A	$102,500	$512,502	$1,025,003
	2/16/11				72,000				$588,000	(8)
	2/16/11					72,000			$1,764,000
Richard A. Lechleiter
Short-term incentive plan (6)	N/A	$141,005	$352,514	$475,893
Long-term incentive plan (7)	N/A	$42,302	$211,508	$423,016
	2/16/11				15,284				$124,803	(8)
	2/16/11					15,284			$374,458
Benjamin A. Breier
Short-term incentive plan (6)	N/A	$180,005	$450,013	$607,517
Long-term incentive plan (7)	N/A	$54,002	$270,008	$540,015
	2/16/11				30,850				$251,934	(8)
	2/16/11					30,850			$755,825
Lane M. Bowen
Short-term incentive plan (6)	N/A	$132,906	$332,264	$448,557
Long-term incentive plan (7)	N/A	$39,872	$199,359	$398,717
	2/16/11				14,978				$122,304	(8)
	2/16/11					14,978			$366,961
Richard E. Chapman
Short-term incentive plan (6)	N/A	$126,004	$315,011	$425,264
Long-term incentive plan (7)	N/A	$37,801	$189,006	$378,013
	2/16/11				13,057				$106,624	(8)
	2/16/11					13,057			$319,897

(1)	These amounts reflect awards under the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (which we refer to as the “2001 Stock Incentive Plan”).

(2)	These amounts reflect all performance-based restricted stock units granted during 2011 to the named executive officers, regardless of when, or if, such performance-based restricted stock units vest. These performance-based restricted stock unit grants are divided into three equal tranches corresponding to annual performance periods for 2011, 2012 and 2013. The Committee establishes performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given performance period, then some or all of the performance-based restricted stock units in the relevant performance period will be forfeited by the named executive officer. See the “Equity-Based Compensation” portion of the Compensation Discussion and Analysis section beginning on page 16 for a description of the minimum, target and maximum goals established for the 2011 performance period for the performance-based restricted stock units granted in 2011. With respect to the first and second tranches of the performance-based restricted stock units granted during 2011, performance above a minimum threshold in respect of one of either of the two relevant goals would result in an award percentage of 10% of such tranche. Further, because a 100% cap has been established as the maximum award level with respect to the first and second tranches of performance-based restricted stock units granted during 2011, the target award payout for the first and second tranches equals the maximum possible payout. In February 2012, based upon the Company’s performance with respect to the 2011 performance period, each named executive officer earned the following number of shares from the first tranche of the 2011 award: Mr. Diaz – 24,000 shares; Mr. Lechleiter – 5,094 shares; Mr. Breier – 10,283 shares; Mr. Bowen – 4,992 shares; and Mr. Chapman – 4,352 shares. Threshold, target and maximum performance criteria have not yet been established for the third tranche of the 2011 performance-based restricted stock units.

(3)	The shares of service-based restricted stock granted in 2011 vest in four equal annual installments, beginning on the first anniversary of the date of grant. These share awards entitle each named executive officer to receive dividends if and when declared by the Board of Directors. The Company has not paid, and does not anticipate that it will pay in the foreseeable future, any cash dividends.

(4)	No stock options were granted during 2011.

(5)	These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding forfeiture assumptions.

(6)	These amounts reflect potential future payouts under the Company’s short-term incentive plan. Actual awards for 2011 have been disclosed in the Summary Compensation Table beginning on page 41 under the column “Non-Equity Incentive Plan Compensation.”

(7)	These amounts reflect potential future payouts under the Company’s long-term incentive plan. Actual awards for 2011 have been disclosed in the Summary Compensation Table beginning on page 41 under the column “Non-Equity Incentive Plan Compensation.” Awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period for which the award was earned, provided generally that the participant is employed by the Company at the time the payments are due.

(8)	These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for the first tranche of performance-based restricted stock units granted in 2011. As previously disclosed, the 2011 grants of performance-based restricted stock units are divided into three equal tranches corresponding to annual performance periods for 2011, 2012 and 2013. Because performance goals for the second and third tranches of performance-based restricted stock units granted in 2011 were not established during 2011, the grant date fair value for these tranches is not included in these amounts. For purposes of FASB ASC Topic 718, a grant date fair value for the second and third tranches cannot be determined until the date performance goals are established for each tranche. The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2011, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant, is set forth in footnote 6 to the Summary Compensation Table beginning on page 41.

Outstanding Equity Awards at End of Fiscal Year 2011

The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Paul J. Diaz	251,896	0	1/28/02	$14.82	1/28/12	(4)	167,760	$1,974,535	148,419	$1,746,892
	6,448	0	7/23/02	$12.16	7/23/12	(4)
	104,684	0	10/28/03	$15.10	10/28/13	(5)
	82,484	0	7/26/04	$18.26	7/26/14	(5)
	76,660	0	4/27/05	$23.76	4/27/12	(4)(6)
	133,371	0	8/10/05	$23.80	8/10/12	(4)(6)
	81,745	0	2/23/06	$16.81	2/23/13	(4)
	62,889	0	2/19/08	$25.83	2/19/15	(5)
	43,828	21,914	3/20/09	$15.06	3/20/16	(7)

Richard A. Lechleiter	38,733	0	2/25/02	$15.29	2/25/12	(4)	39,643	$466,598	34,453	$405,512
	13,085	0	7/23/02	$12.16	7/23/12	(4)
	28,288	0	7/22/03	$8.43	7/22/13	(5)
	19,897	0	7/26/04	$18.26	7/26/14	(5)
	13,085	0	2/23/05	$23.25	2/23/15	(5)(6)
	12,617	0	4/27/05	$23.76	4/27/12	(4)(6)
	21,952	0	8/10/05	$23.80	8/10/12	(4)(6)
	24,535	0	2/23/06	$16.81	2/23/13	(4)
	10,874	0	2/19/08	$25.83	2/19/15	(5)
	13,274	6,637	3/20/09	$15.06	3/20/16	(7)

Benjamin A. Breier	16,356	0	8/01/05	$28.41	8/01/12	(4)(6)	73,600	$866,272	51,297	$603,766
	8,182	0	2/23/06	$16.81	2/23/13	(4)
	13,668	0	2/19/08	$25.83	2/19/15	(5)
	12,213	6,107	3/20/09	$15.06	3/20/16	(7)

Lane M. Bowen	13,085	0	2/23/05	$23.25	2/23/15	(5)(6)	43,252	$509,076	34,503	$406,100
	9,561	0	4/27/05	$23.76	4/27/12	(4)(6)
	9,225	0	8/10/05	$23.80	8/10/12	(4)(6)
	8,606	0	2/23/06	$16.81	2/23/13	(4)
	16,945	0	2/19/08	$25.83	2/19/15	(5)
	11,667	5,833	3/20/09	$15.06	3/20/16	(7)

Richard E. Chapman	9,561	0	4/27/05	$23.76	4/27/12	(4)(6)	28,283	$332,891	25,246	$297,145
	16,634	0	8/10/05	$23.80	8/10/12	(4)(6)
	11,356	0	2/23/06	$16.81	2/23/13	(4)
	10,064	0	2/19/08	$25.83	2/19/15	(5)
	8,333	4,167	3/20/09	$15.06	3/20/16	(7)

(1)	These shares represent unvested service-based restricted stock. The unvested service-based restricted stock held by each of the named executive officers as of December 31, 2011 will vest as follows:

Vesting Date	Mr. Diaz (# of shares)	Mr. Lechleiter (# of shares)	Mr. Breier (# of shares)	Mr. Bowen (# of shares)	Mr. Chapman (# of shares)
2/16/12	18,000	3,821	7,712	3,744	3,264
2/17/12	25,000	5,456	6,024	7,666	4,040
2/19/12	6,132	1,061	3,102	1,652	982
3/20/12	7,314	3,465	3,288	1,812	1,062
3/30/12	—	—	5,000	—	—
2/16/13	18,000	3,821	7,713	3,745	3,264
2/17/13	25,000	5,456	6,024	7,665	4,039
3/20/13	7,314	3,465	3,288	1,813	1,063
3/30/13	—	—	5,000	—	—
2/16/14	18,000	3,821	7,712	3,744	3,264
2/17/14	25,000	5,456	6,024	7,666	4,040
3/30/14	—	—	5,000	—	—
2/16/15	18,000	3,821	7,713	3,745	3,265

Total	167,760	39,643	73,600	43,252	28,283

(2)	Market value is calculated by multiplying the total number of shares of Common Stock that have not vested as of December 31, 2011 by $11.77, which was the closing price of Common Stock on the NYSE on December 30, 2011.

(3)	These shares represent all unvested performance-based restricted stock units that may be earned under the third tranche of the 2009 performance-based restricted stock unit award, the second and third tranches of the 2010 performance-based restricted stock unit award, and all three tranches of the 2011 performance-based restricted stock unit award. Each award of performance-based restricted stock units is divided into three equal annual tranches relating to three consecutive annual performance periods. At the beginning of the relevant performance period, the Committee establishes the performance goals for the applicable tranche. If the performance goals are not satisfied in a given year, some or all of the performance-based restricted stock units in such year’s tranche will be forfeited by the named executive officer. In February 2012, based upon the Company’s performance with respect to the 2011 performance period, each named executive officer was awarded performance-based restricted stock units from the third tranche of the 2009 grant, the second tranche of the 2010 grant, and the first tranche of the 2011 grant. A description of these awards is set forth under the “Performance-Based Restricted Stock Units Earned in 2011” portion of the Compensation Discussion and Analysis section beginning on page 16.

(4)	As initially granted, these options vested in four equal annual installments beginning on the first anniversary of the date of grant.

(5)	As initially granted, these options vested in three equal annual installments beginning on the first anniversary of the date of grant.

(6)	As initially granted, these options were to vest in either three or four equal annual installments beginning on the first anniversary of the date of grant. On December 14, 2005, the Committee accelerated the vesting of all unvested stock options under the 2001 Stock Incentive Plan which had exercise prices greater than the closing price of the Company’s Common Stock on December 14, 2005 of $26.48 per share. Prior to the adjustments associated with the spin-off of the Company’s former pharmacy division, each of these stock options had an exercise price greater than $26.48.

(7)	The unvested options held by each of the named executive officers as of December 31, 2011 will vest as follows:

Vesting Date	Mr. Diaz (# of options)	Mr. Lechleiter (# of options)	Mr. Breier (# of options)	Mr. Bowen (# of options)	Mr. Chapman (# of options)
3/20/12	21,914	6,637	6,107	5,833	4,167

Total	21,914	6,637	6,107	5,833	4,167

Options Exercised and Stock Vested Table—Fiscal Year 2011

The following table sets forth information regarding each exercise of stock options and vesting of service-based restricted stock and performance-based restricted stock units during the year ended December 31, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Paul J. Diaz	—	—	107,492	$2,354,608
Richard A. Lechleiter	14,442	$199,237	27,164	$590,351
Benjamin A. Breier	—	—	36,335	$803,470
Lane M. Bowen	—	—	30,545	$676,564
Richard E. Chapman	—	—	17,782	$391,475

(1)	Includes the following performance-based restricted stock units awarded in February 2011 from the third tranche of the 2008 grant, the second tranche of the 2009 grant, and the first tranche of the 2010 grant based upon the Company’s performance with respect to the 2010 performance period:

	Mr. Diaz	Mr. Lechleiter	Mr. Breier	Mr. Bowen	Mr. Chapman
Shares eligible from 2008 grant	8,176	1,414	3,302	2,203	1,309
Shares eligible from 2009 grant	9,752	4,620	4,384	2,417	1,417
Shares eligible from 2010 grant	33,333	7,274	8,032	8,554	5,386

Total	51,261	13,308	15,718	13,174	8,112

See the “Performance-Based Restricted Stock Units Earned in 2011” portion of the Compensation Discussion and Analysis section beginning on page 16 for a description of the performance-based restricted stock units awarded in February 2012 based upon the Company’s performance with respect to the 2011 performance period.

Non-Qualified Deferred Compensation Table—Fiscal Year 2011

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Paul J. Diaz	$23,761	(2)	—	$13,124	—	$247,458	(3)
Richard A. Lechleiter	—		—	$3,084	—	$55,557	(4)
Benjamin A. Breier (5)	—		—	—	—	—
Lane M. Bowen	$40,817	(6)	—	$13,392	—	$255,810	(7)
Richard E. Chapman	$41,866	(2)	—	$14,773	—	$287,371	(8)

(1)	The amounts reported in this column include above-market interest earned in the DCP during 2011 as reported in the “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table beginning on page 41 for 2011 for such named executive officer.

(2)	These amounts are included in the 2011 “Salary” column of the Summary Compensation Table beginning on page 41 for such named executive officer.

(3)	This amount includes $181,267 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(4)	This amount includes $40,508 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(5)	Mr. Breier has elected not to participate in the DCP.

(6)	This amount includes $23,339 included in the 2011 “Salary” column of the Summary Compensation Table beginning on page 41 for Mr. Bowen, as well as $17,478 from the short-term incentive plan award earned in 2010 but actually paid to Mr. Bowen in February 2011.

(7)	This amount includes $154,277 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(8)	This amount includes $114,027 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

The Company maintains the DCP for certain highly compensated employees, including the named executive officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. For 2011 and 2010, the Company elected to suspend the Company’s contribution. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Seasoned Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2011 was 5.72%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement (defined as any termination of employment on or after a participant attains age 55) or termination of employment (other than as a result of death) prior to retirement, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, or in the event a participant’s employment is terminated other than as a result of death, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Each of the participating named executive officers has elected to receive a lump sum payment equal to his account balance upon retirement or termination of employment. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump sum payment.

Potential Payments upon Termination or Change in Control

As more fully described below, the following contracts provide for payments and other benefits to the named executive officers upon the occurrence of various employment termination or change in control events:

•	Employment Agreements—in the event of death, Disability, or an Involuntary Termination;

•	Change in Control Severance Agreements—in connection with a termination of employment following a Change in Control;

•	Equity Plans—in the event of death, Disability, or a Change in Control; and

•	Long-term incentive plan—in the event of death, Disability, Retirement, termination of employment without Cause, or following a Qualified Change in Control.

In addition to the foregoing, termination and change in control payments are payable under the DCP in certain circumstances. See the “Non-Qualified Deferred Compensation Table—Fiscal Year 2011” beginning on page 49 for details regarding the triggering events and amounts payable under the DCP.

In lieu of any payment each named executive officer would otherwise be entitled to under the terms and conditions of the short-term incentive plan, each named executive officer’s Employment and Change in Control Severance Agreement expressly provides for a payment under the short-term incentive plan following an Involuntary Termination or Change in Control, respectively.

Definitions

Unless otherwise noted, the term “Disability” means the named executive officer shall be unable, or fail, to perform the essential functions of his position for any period of 90 days or more.

Unless otherwise noted, the term “Cause” means such named executive officer’s (1) conviction of or plea of nolo contendere to a crime involving moral turpitude or (2) willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates.

Unless otherwise noted, for purposes of each named executive officer’s employment agreement, “Good Reason” means, without the named executive officer’s written consent, (1) a material adverse change in the named executive officer’s authority, duties or responsibilities, (2) a material reduction in the base salary or the annual bonus opportunity of the named executive officer, (3) the Company requiring the named executive officer to relocate his principal business office more than 30 miles from its current location, or (4) a material breach of the Company’s obligation to (i) allow the named executive officer to participate in the Company’s employee benefit plans, (ii) require any successor to all or substantially all of the business and/or assets of the Company to assume the named executive officer’s employment agreement, and (iii) with respect to Mr. Diaz, provide liability, life and disability insurance.

Unless otherwise noted, for purposes of each named executive officer’s change in control severance agreement, “Good Reason” means (1) the named executive officer’s title, duties, responsibilities or authority is reduced or diminished without his written consent, (2) the named executive officer’s compensation is reduced, (3) the named executive officer’s benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of the Company, or (4) the named executive officer is asked to relocate his office to a place more than 30 miles from its current location.

Unless otherwise noted, the term “Involuntary Termination” means the named executive officer terminates his employment for Good Reason or the Company terminates his employment other than for Cause.

Unless otherwise noted, the term “Retirement” means the voluntary termination of a named executive officer’s employment after the age of 55.

The term “Qualified Change in Control” means a Change in Control (as defined below) that qualifies as either a change in the (i) ownership of the Company, (ii) effective control of the Company, or (iii) ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

Unless otherwise noted, the term “Change in Control” means any of the following events:

(1) an acquisition (other than directly from the Company) of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities (excluding acquisitions of voting securities by the Company or any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries);

(2) the individuals who constituted the Board of Directors cease for any reason to constitute over 50% of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of over 50% of the Board of Directors, such new director shall be considered as though such person were a member of the Board of Directors as of such date, unless such individual initially assumed office as a result of either an actual or threatened election or proxy contest;

(3) consummation of a merger, consolidation or reorganization involving the Company, unless (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger, consolidation or reorganization over which any person has beneficial ownership in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the surviving company; and (c) no person (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company, the surviving company or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the surviving company’s then outstanding voting securities;

(4) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company;

(5) approval by the Company’s shareholders of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company); or

(6) any other event that the Board of Directors shall determine constitutes an effective change in control of the Company.

Employment Agreement—Mr. Diaz

Mr. Diaz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Diaz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Diaz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Diaz is entitled to a prorated portion of his short-term incentive target award in the year of termination. In the event of an Involuntary Termination, Mr. Diaz’s agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned (based upon actual performance) in the year of termination plus three times his base salary and short-term incentive target award in the year of termination. In addition, for a three-year period following his termination date, Mr. Diaz would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). Also, until the end of the second taxable year following the year of termination, Mr. Diaz would be entitled to substantially similar office space and the services of an administrative assistant. If Mr. Diaz’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement.

Employment Agreement—Mr. Breier

Mr. Breier’s COO Agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Breier is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Breier is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Breier is entitled to a prorated portion of his short-term incentive target award in the year of termination (based upon actual performance). In the event of an Involuntary Termination, Mr. Breier’s COO Agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned in the year of termination (based upon actual performance) plus two times his base salary and short-term incentive target award in the year of termination. In addition, for a two-year period following his termination date, Mr. Breier would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). If Mr. Breier’s employment is terminated by the Company for Cause, no additional payments are made under his COO Agreement.

Employment Agreements—Other Named Executive Officers

Each of the other named executive officers’ employment agreements provides for severance payments under certain circumstances. Following termination for any reason, such other named executive officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, such named executive officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such named executive officer is entitled to a prorated portion of his short-term incentive target award (based upon actual performance) in the year of termination. If such named executive officer’s employment is subject to an Involuntary Termination, his employment agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned (based upon actual performance) in the year of termination plus one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an 18-month period following his termination date, such named executive officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). If such named executive officer’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement.

Change in Control Severance Agreements

The Company also has entered into a change in control severance agreement with each of the named executive officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a Change in Control of the Company if (a) the Company terminates the executive’s employment without Cause or (b) the executive terminates employment with the Company for Good Reason. The benefits to be afforded the named executive officers include: (a) a lump sum cash severance payment equal to three times base salary and short-term incentive target award as of the termination of employment or Change in Control date, whichever is greater; (b) continuation of health, dental, life and disability insurance coverage for three years; and (c) reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the Change in Control.

Non-Solicitation Covenants

Each of the named executive officers is subject to a non-solicitation covenant set forth in his employment agreement and/or change in control agreement. These non-solicitation covenants provide that during the term and for a one-year period thereafter, the named executive officer will not aid, endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliate in order to accept employment with the named executive officer or any other person or entity.

Stock Incentive Plans

Pursuant to the 2001 Stock Incentive Plan and the Kindred Healthcare, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”), upon death, Disability or a Change in Control, any service-based restricted stock and performance-based restricted stock units outstanding as of such date immediately vest, regardless of any other time or performance-related requirement and all outstanding options immediately become fully vested and exercisable until otherwise terminated, exercised or cancelled.

Long-Term Incentive Plan

Pursuant to the long-term incentive plan, if a participating named executive officer is terminated without Cause, or upon Retirement, such named executive officer will receive the prorated portion of his award for such year, calculated based upon actual achievement of performance goals, payable in three equal installments, one in each calendar year in which the first, second and third anniversary of Retirement or termination without Cause occurs. Upon death or Disability, such named executive officer (or his beneficiary) shall be entitled to receive his target award under the long-term incentive plan, payable within thirty days of death or Disability. Also pursuant to the long-term incentive plan, in the event of a Qualified Change in Control, a participating named executive officer will receive, within fifteen days of the Qualified Change in Control, a lump sum payment equal to the maximum award available for such named executive officer for the period in which the Qualified Change in Control occurs, without proration.

Summary of Potential Payments upon Termination or Change in Control

The following table sets forth the dollar amount of payments and benefits that each named executive officer would receive in various circumstances triggering payments under his employment agreement or his change in control severance agreement, as well as the Company’s 2001 Stock Incentive Plan and long-term incentive plan as of December 31, 2011. No awards have been granted under the 2011 Stock Incentive Plan as of December 31, 2011. For purposes of the following tables, all disclosures under the “Involuntary Termination,” “Change in Control,” “Death/Disability,” and “Retirement” columns assume an eligible triggering event, as described above, has occurred as of December 31, 2011.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Paul J. Diaz
Cash payments	$7,279,571	(1)	$6,150,018	(2)	$1,025,003	(3)	—
Extended coverage under employee benefit plans	29,400	(4)	29,400	(4)	—		—
Equity awards	3,509,567	(5)	3,721,427	(6)	3,721,427	(6)	—
Office space and administrative assistant	214,000	(7)	—		—		—
Long-term incentive plan	749,277	(8)	1,025,003	(9)	512,502	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$11,781,815		$10,930,848		$5,258,932		—

Richard A. Lechleiter
Cash payments	$1,622,268	(12)	$2,467,596	(2)	$352,514	(3)	—
Extended coverage under employee benefit plans	12,764	(13)	25,527	(4)	—		—
Equity awards	657,979	(14)	872,110	(6)	872,110	(6)	—
Long-term incentive plan	309,225	(8)	423,016	(9)	211,508	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$2,602,236		$3,793,249		$1,436,132		—

Benjamin A. Breier
Cash payments	$2,595,974	(15)	$3,150,090	(2)	$450,013	(3)	—
Extended coverage under employee benefit plans	16,242	(16)	24,363	(4)	—		—
Equity awards	1,158,733	(17)	1,470,038	(6)	1,470,038	(6)	—
Long-term incentive plan	394,751	(8)	540,015	(9)	270,008	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$4,165,700		$5,189,506		$2,190,059		—

Lane M. Bowen
Cash payments	$1,492,199	(12)	$2,325,849	(2)	$332,264	(3)	—
Extended coverage under employee benefit plans	8,868	(13)	17,736	(4)	—		—
Equity awards	678,035	(14)	915,176	(6)	915,176	(6)	—
Long-term incentive plan	291,462	(8)	398,717	(9)	199,359	(10)	$291,462	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$2,470,564		$3,662,478		$1,446,799		$291,462

Richard E. Chapman
Cash payments	$1,449,680	(12)	$2,205,075	(2)	$315,011	(3)	—
Extended coverage under employee benefit plans	11,891	(13)	23,781	(4)	—		—
Equity awards	454,405	(14)	630,036	(6)	630,036	(6)	—
Long-term incentive plan	276,327	(8)	378,013	(9)	189,006	(10)	$276,327	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$2,192,303		$3,241,905		$1,134,053		$276,327

(1)	This amount represents (i) the prorated award earned under the short-term incentive plan in the year of termination, payable on such date as if Mr. Diaz was still employed by the Company, plus (ii) three times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination.

(2)	These amounts represent three times the sum of such named executive officer’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

(3)	These amounts represent a prorated portion of such named executive officer’s target award under the short-term incentive plan in the year of death or Disability, payable on the same date as if such named executive officer was still employed by the Company.

(4)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a three-year period based upon the named executive officer’s current coverage as of December 31, 2011.

(5)	This amount represents the fair value of three years of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2011 closing price of the Company’s Common Stock on the NYSE of $11.77.

(6)	These amounts represent the fair value of full vesting for all outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2011 closing price of the Company’s Common Stock on the NYSE of $11.77.

(7)	This amount represents the estimated cost to provide appropriate office space and an administrative assistant’s salary and benefits for a two-year period based upon the 2011 cost for these items.

(8)	These amounts represent the prorated portion of the actual award such named executive officer would have received under the long-term incentive plan in the year of termination without Cause or Retirement (if applicable), payable on the same dates as if such named executive officer was still employed by the Company. Because the Company has assumed for purposes of this table the eligible triggering event occurred as of December 31, 2011, these amounts represent the actual awards earned by the named executive officers for 2011 under the long-term incentive plan.

(9)	These amounts, payable under the long-term incentive plan following a Qualified Change in Control, represent such named executive officer’s maximum award under the long-term incentive plan in the year of termination and are payable within 15 days of such Qualified Change in Control.

(10)	These amounts represent such named executive officer’s target award under the long-term incentive plan in the year of death or Disability, payable within 30 days of death or Disability.

(11)	Retirement awards are not payable under the long-term incentive plan until age 55. As such, Messrs. Diaz, Lechleiter and Breier would not be eligible to receive a retirement benefit under the long-term incentive plan if they retired as of December 31, 2011.

(12)	These amounts represent (i) the prorated award earned by such named executive officer under the short-term incentive plan in the year of termination, payable on such date as if the named executive officer was still employed by the Company, plus (ii) one and one-half times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of such termination.

(13)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for an 18-month period based upon the named executive officer’s current coverage as of December 31, 2011.

(14)	These amounts represent the fair value of 18 months of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2011 closing price of the Company’s Common Stock on the NYSE of $11.77.

(15)	This amount represents (i) the prorated award earned under the short-term incentive plan in the year of termination, payable on such date as if Mr. Breier was still employed by the Company, plus (ii) two times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination.

(16)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a two-year period based upon Mr. Breier’s current coverage as of December 31, 2011.

(17)	This amount represents the fair value of two years of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 30, 2011 closing price of the Company’s Common Stock on the NYSE of $11.77.

Director Compensation

During 2011, non-employee directors received: (1) a $24,000 quarterly cash retainer; and (2) an additional $4,000 quarterly retainer for the Audit Committee chair and an additional $2,500 quarterly retainer for the other committee chairs. In addition, the lead independent director received an additional quarterly retainer of $2,500. As noted previously, the $24,000 quarterly cash retainer will be reduced by 10% in 2012 in connection with the Company’s overall cost mitigation strategy.

In addition, pursuant to the Company’s 2001 Equity Plan for Non-Employee Directors, as amended and restated (the “2001 Directors Plan”), on February 16, 2011, the Company issued to each non-employee director (other than Messrs. Hjelm and Short) 4,081 shares of restricted Common Stock. These shares vest in full on the first anniversary of their grant date. In addition, on June 7, 2011, the Company issued to Messrs. Hjelm and Short 4,400 shares of restricted Common Stock in connection with their appointment to the Board of Directors. These shares vest in three equal annual installments beginning on the first anniversary of the date of grant.

Pursuant to the 2001 Directors Plan, the Committee has the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under the 2001 Directors Plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall immediately vest. The 2001 Directors Plan expressly prohibits the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the 2001 Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure.

In 2009, the Board of Directors approved certain immaterial amendments to the 2001 Directors Plan. These amendments permit stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option. The Board of Directors believes these amendments promote effective processes to encourage and facilitate turnover of members of the Board of Directors thereby ensuring the continual assessment and review of the Board of Directors consistent with good corporate governance.

The Company has also adopted Stock Ownership Guidelines for its non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of the Company’s Common Stock valued at two times his or her annual cash retainer. The Company’s annual cash retainer for its non-employee directors was $96,000 in 2011. Directors in office as of August 3, 2010 have five years from such date to attain the requisite level of ownership. Directors elected or appointed after August 3, 2010 have five years from the date of election or appointment to the Board of Directors to attain the requisite level of ownership.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the fiscal 2011 compensation for all persons who served as a director of the Company during 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)		Option Awards (3)	All Other Compensation		Total
Edward L. Kuntz (4)	—	$99,985	(5)	—	$353,465	(6)	$453,450
Paul J. Diaz (7)	—	—		—	—		—
Joel Ackerman	$96,000	$99,985	(5)	—	—		$195,985
Ann C. Berzin (8)	$106,000	$99,985	(5)	—	—		$205,985
Jonathan D. Blum	$96,000	$99,985	(5)	—	—		$195,985
Thomas P. Cooper, M.D.	$116,000	$99,985	(5)	—	—		$215,985
Christopher T. Hjelm	$72,000	$103,532	(9)	—	—		$175,532
Isaac Kaufman	$112,000	$99,985	(5)	—	—		$211,985
Frederick J. Kleisner	$96,000	$99,985	(5)	—	—		$195,985
Eddy J. Rogers, Jr	$106,000	$99,985	(5)	—	—		$205,985
John H. Short, Ph.D.	$72,000	$103,532	(9)	—	—		$175,532	(10)
Phyllis R. Yale	$96,000	$99,985	(5)	—	—		$195,985

(1)	These amounts represent the aggregate grant date fair value for awards of restricted stock computed in accordance with FASB ASC Topic 718.

(2)	As of December 31, 2011, each director held the following number of unvested shares of restricted stock: Mr. Kuntz – 4,081 shares; Mr. Ackerman – 4,081 shares; Ms. Berzin – 4,081 shares; Mr. Blum – 4,081 shares; Dr. Cooper – 4,081 shares; Mr. Hjelm – 4,400 shares; Mr. Kaufman – 4,081 shares; Mr. Kleisner – 4,081 shares; Mr. Rogers – 4,081 shares; Mr. Short– 4,400 shares; and Ms. Yale – 8,081 shares.

(3)	There were no awards of stock options during 2011. As of December 31, 2011, each director held the following number of outstanding, unexercised stock options: Mr. Kuntz – 204,332; Mr. Ackerman – 15,000; Ms. Berzin – 26,170; Mr. Blum – 15,000; Dr. Cooper – 47,105; Mr. Kaufman – 43,179; Mr. Kleisner –15,000; and Mr. Rogers – 53,648.

(4)	Mr. Kuntz is compensated as an employee of the Company and does not receive any additional compensation for serving as a director of the Company. Additional details about Mr. Kuntz’s compensation arrangement are set forth below.

(5)	This amount represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 4,081 shares of restricted Common Stock granted on February 16, 2011, which shares vest in full on the first anniversary of their grant. Grant date fair value is calculated using the February 16, 2011 closing price of the Company’s Common Stock on the NYSE of $24.50.

(6)	This amount includes compensation awarded to Mr. Kuntz pursuant to the terms of his employment agreement with the Company, which is discussed below, and includes base salary, contributions for the benefit of Mr. Kuntz to the Company’s 401(k) Plan, and the taxable value of life insurance premiums paid by the Company, as follows:

Base Salary	401(k)	Life	Total
$350,000	$750	$2,715	$353,465

In 2012, Mr. Kuntz’s base salary will be reduced by 10% in connection with the Company’s overall cost mitigation strategy.

(7)	Mr. Diaz is compensated as an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. See the Summary Compensation Table beginning on page 41.

(8)	Ms. Berzin notified the Company on February 22, 2012 that she does not wish to stand for re-election to the Board of Directors at the Annual Meeting. Ms. Berzin’s term as a member of the Board of Directors will expire upon conclusion of the Annual Meeting.

(9)	These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 4,400 shares of restricted stock granted on June 7, 2011 in connection with the appointment of Messrs. Hjelm and Short to the Board of Directors, which shares vest in three equal annual installments beginning on the first anniversary of the date of grant. Grant date fair value is calculated using the June 7, 2011 closing price of the Company’s Common Stock on the NYSE of $23.53.

(10)	This amount represents all compensation paid to Mr. Short during 2011 for serving as a director of the Company. On June 1, 2011, the Company completed the RehabCare Merger. Following completion of the RehabCare Merger, Mr. Short’s employment with RehabCare was terminated. Mr. Short received the following amounts from the Company as a result of this termination: (1) a $4,038,139 cash payment pursuant to a Termination Compensation Agreement in place between Mr. Short and RehabCare; (2) a $472,457 cash payment for amounts earned under the RehabCare short term incentive plan in 2011 prior to the RehabCare Merger; and (3) a $21,635 cash payment for accumulated paid time off benefits.

On March 20, 2009, the Company entered into an employment agreement with Mr. Kuntz, effective as of May 20, 2009, pursuant to which Mr. Kuntz stepped down as Executive Chair of the Board of Directors and now serves as Chair of the Board of Directors. As Chair, Mr. Kuntz coordinates all matters and committee activities of the Board of Directors, acts as the principal liaison between the Board of Directors and senior management and provides information and guidance to the Board of Directors and the Company’s Chief Executive Officer. In addition, the employment agreement provided that the prior change in control severance agreement between the Company and Mr. Kuntz terminated effective May 20, 2009.

Pursuant to his employment agreement, Mr. Kuntz’s base salary is $350,000. In 2012, Mr. Kuntz’s base salary will be reduced by 10% in connection with the Company’s overall cost mitigation strategy. During his service as Chair of the Board of Directors, Mr. Kuntz also will participate in certain employee benefit plans of the Company. Mr. Kuntz is not eligible to participate in any cash incentive plan of the Company. During his service as Chair of the Board of Directors, Mr. Kuntz will continue to vest in any outstanding equity awards in accordance with their original terms and conditions. In addition, Mr. Kuntz will continue to be eligible to participate in the Company’s equity incentive plan for employees, provided that any equity awards that may be granted to Mr. Kuntz will, to the extent permitted by applicable law and the terms and conditions of the equity incentive plan, be substantially comparable to equity awards granted to the Company’s non-employee directors.

Also pursuant to his employment agreement, all outstanding unvested stock options, service-based restricted stock and performance-based restricted stock units held by Mr. Kuntz prior to March 20, 2009 immediately vested in full as of February 22, 2010. Mr. Kuntz will have an additional one year following the date his employment with the Company is terminated in which to exercise such stock options; provided that in no event will Mr. Kuntz be entitled to exercise any such option beyond the original expiration date of such option. In addition, on the date Mr. Kuntz’s employment is terminated by reason of death or Disability, regardless of whether or not his service as Chair of the Board of Directors has terminated for any reason other than cause, Mr. Kuntz will be entitled to (1) coverage under certain of the Company’s employee benefit plans for three years, (2) receipt of his computer and office furniture and (3) access to office space and the services of an administrative assistant through the end of 2012. These benefits are consistent with the benefits provided to Mr. Kuntz under the previous employment agreement except that the current agreement removes the cash severance component that was included in Mr. Kuntz’s previous employment agreement. The current employment agreement provides for no other severance payments or benefits if Mr. Kuntz’s employment as Chair of the Board of Directors is terminated.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Committee is composed of Mr. Eddy J. Rogers, Jr. (Chair), Mr. Joel Ackerman, Mr. Jonathan D. Blum and Ms. Phyllis R. Yale. Thomas P. Cooper, M.D. served on the Executive Compensation Committee until June 7, 2011, the same date Mr. Joel Ackerman was appointed to the Committee. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and equity-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

Eddy J. Rogers, Jr., Chair

Joel Ackerman

Jonathan D. Blum

Phyllis R. Yale

Compensation Committee Interlocks and Insider Participation

Mr. Eddy J. Rogers, Jr. (Chair), Mr. Jonathan Blum and Ms. Phyllis R. Yale served on the Executive Compensation Committee of the Board of Directors for all of 2011. Mr. Joel Ackerman was appointed to the Executive Compensation Committee on June 7, 2011. Thomas P. Cooper, M.D. served on the Executive Compensation Committee from January 1, 2011 until June 7, 2011. None of the persons who served on the Executive Compensation Committee during the last completed fiscal year is, or has been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has, or has had, one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five directors. Each member of the Audit Committee is independent and financially literate as defined in the NYSE listing standards. Mr. Isaac Kaufman (Chair), Ms. Ann C. Berzin and Mr. Frederick J. Kleisner served on the Audit Committee for all of 2011. Mr. Joel Ackerman served on the Audit Committee from January 1, 2011 until June 7, 2011, the date on which Thomas P. Cooper, M.D. and Mr. Christopher T. Hjelm were each appointed to such committee.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”), and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with GAAP.

The Audit Committee held six meetings during 2011. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board AU 380, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent registered public accounting firm with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Isaac Kaufman, Chair

Ann C. Berzin

Thomas P. Cooper, M.D.

Christopher T. Hjelm

Frederick J. Kleisner

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2011 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that have been subsequently approved by the Company’s shareholders but had not been approved by the Company’s shareholders at the time of certain equity grants.

Equity Compensation Plan Information

(as of December 31, 2011)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,944,500	(2)	$19.16	3,513,109	(3)
Equity compensation plans not approved by security holders	108,607	(4)	$12.83	—

Total	3,053,107		$18.94	3,513,109

(1)	The 2001 Stock Incentive Plan and 2011 Stock Incentive Plan have each been approved by the Company’s shareholders and are included in these totals. The 2001 Directors Plan was approved by the Company’s shareholders on May 18, 2004, and certain amendments to the 2001 Directors Plan were approved by the shareholders on May 31, 2007.

(2)	Represents 2,799,732 shares of Common Stock underlying outstanding stock options granted pursuant to the 2001 Stock Incentive Plan and 144,768 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan after the date on which the 2001 Directors Plan was approved by the shareholders. No awards had been granted under the 2011 Stock Incentive Plan as of December 31, 2011.

(3)	Restricted Common Stock and other forms of equity awards may be issued under the 2001 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2001 Directors Plan.

(4)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan prior to May 18, 2004, the date on which the Directors Plan was approved by the shareholders.

The Company maintains the 2001 Directors Plan to promote the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the 2001 Directors Plan on May 21, 2001. The Board of Directors amended and restated the 2001 Directors Plan on March 19, 2004, subject to shareholder approval, which was obtained at the Company’s annual meeting on May 18, 2004. On May 31, 2007, the Company’s shareholders approved additional amendments to the 2001 Directors Plan.

Currently, the 2001 Directors Plan provides the Executive Compensation Committee with the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under the 2001 Directors Plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall immediately vest. The 2001 Directors Plan expressly prohibits the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the 2001 Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure.

In 2009, the Board of Directors approved certain immaterial amendments to the 2001 Directors Plan. These amendments permit stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option. The Board believes these amendments promote effective processes to encourage and facilitate turnover of members of the Board thereby ensuring the continual assessment and review of the Board consistent with good corporate governance.

Since the beginning of 2012, there has been activity in the Company’s equity compensation plans. The following supplemental table updates the aggregate equity compensation plan information as of March 28, 2012 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that have been subsequently approved by the Company’s shareholders but had not been approved by the Company’s shareholders at the time of certain equity grants.

Equity Compensation Plan Information

(as of March 28, 2012)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,635,966	(2)	$19.64		2,463,120	(3)
Equity compensation plans not approved by security holders	92,905	(4)	$11.64		—

Total	2,728,871		$19.37	(5)	2,463,120

(1)	The 2001 Stock Incentive Plan and 2011 Stock Incentive Plan have each been approved by the Company’s shareholders and are included in these totals. The 2001 Directors Plan was approved by the Company’s shareholders on May 18, 2004, and certain amendments to the 2001 Directors Plan were approved by the shareholders on May 31, 2007.

(2)	Represents 2,491,198 shares of Common Stock underlying outstanding stock options granted pursuant to the 2001 Stock Incentive Plan and 144,768 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan after the date on which the 2001 Directors Plan was approved by the shareholders. No options have been granted under the 2011 Stock Incentive Plan as of March 28, 2012.

(3)	Restricted Common Stock and other forms of equity awards may be issued under the 2001 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2001 Directors Plan.

(4)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan prior to May 18, 2004, the date on which the Directors Plan was approved by the shareholders.

(5)	These shares have a weighted average remaining term of approximately two years.

PROPOSAL 2.    ADVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, and (3) three other most highly compensated executive officers during 2011, which are collectively referred to as the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s rules.

As described in detail in this proxy statement under the heading “Compensation Discussion and Analysis” beginning on page 16, the Company’s executive compensation programs are designed to attract, motivate, and retain the Company’s executive officers, who are critical to the Company’s success. Under these programs, the Company’s executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please see “Compensation Discussion and Analysis” beginning on page 16 for additional details about the Company’s executive compensation program, including information about the fiscal year 2011 compensation of the Company’s named executive officers.

The Executive Compensation Committee continually reviews the compensation program for the Company’s executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with its shareholders’ interests and current market practices. The Company also has several governance policies in place to align executive compensation with shareholder interests and mitigate risks in its compensation plans, including stock ownership guidelines, limited perquisites, and a prohibition against hedging.

The Company is asking its shareholders to indicate their support for the named executive officer compensation as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders vote FOR the approval, on an advisory basis, of the Company’s executive compensation program

PROPOSAL 3.     PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC.

2012 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors has determined that it is in the Company’s best interest to adopt a new program of equity awards for members of the Board of Directors who are not employees of the Company (who we refer to as “Non-Employee Directors”). The purpose of the program, named the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors (which we refer to as the “2012 Directors Plan”), is to enable the Company to attract and retain highly qualified Non-Employee Directors by permitting them to obtain or increase their proprietary interest in the Company. The 2012 Directors Plan is similar to and is intended to succeed the Company’s 2001 Directors Plan. At March 31, 2012, there remains only 43,109 shares of the Company’s Common Stock eligible for award under the 2001 Directors Plan. The Company may continue to make grants to Non-Employee Directors under the 2001 Directors Plan until those shares are exhausted, but after that the Company will not be able to grant equity awards to Non-Employee Directors unless the 2012 Directors Plan is approved.

On March 27, 2012, the Board of Directors adopted the 2012 Directors Plan, subject to its approval by the Company’s shareholders. The material terms of the 2012 Directors Plan are described below, and major differences from the terms of the 2001 Directors Plan are noted in the summary. The summary is subject in all respects to the complete text of the 2012 Directors Plan, which is attached as Annex A to this proxy statement.

In General

The 2012 Directors Plan provides for the discretionary grant of stock options (which we refer to as “Options”) and restricted shares of Common Stock (which we refer to as “Restricted Shares”) to Non-Employee Directors, both of which are described in more detail below.

The 2012 Directors Plan will be administered by a committee (which we refer to as the “Committee”) of the Board of Directors, typically the Executive Compensation Committee, which is comprised of two or more Non-Employee Directors, each of whom must be an independent director as required by the listing standards of the NYSE or any other exchange on which the Common Stock is listed. Under the 2012 Directors Plan, the Committee has the authority to select the Non-Employee Directors who may be granted awards of Options and/or Restricted Shares (who we refer to as “Grantees”), the number and type(s) of such awards granted, and, within certain limitations contained in the 2012 Directors Plan, all other terms and conditions of the awards (which are to be contained in and evidenced by an “Option Agreement” or a “Restricted Share Agreement,” as the case may be), as described in more detail below.

Subject to adjustment as described below, awards under the 2012 Directors Plan may be granted with respect to no more than 200,000 shares of the Company’s Common Stock (which we refer to as “Plan Shares”) in the aggregate.

Adjustments in the Number of Shares Subject to the 2012 Directors Plan

Plan Shares that are not delivered under an award of an Option or Restricted Shares for any reason before the exercise of the Option or the vesting of the Restricted Shares, respectively, will become available again for future awards of Options or Restricted Shares under the 2012 Directors Plan. Plan Shares related to awards that are assumed, replaced, converted or adjusted in the context of a corporate acquisition or merger will not reduce the number of shares available for awards under the 2012 Directors Plan.

The 2012 Directors Plan provides for an appropriate adjustment in the number of Plan Shares available to be issued under the 2012 Directors Plan and under outstanding awards, in the related exercise price for outstanding awards, upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of the Common Stock and certain other similar events, in a manner deemed equitable by the Committee.

Options

Each Option will entitle the Grantee to purchase a specified number of shares of Common Stock. In all cases, the exercise price will not be less than the fair market value of the Common Stock on the date of grant of the Option and in no event will an Option become exercisable in full before the third anniversary of that date. Unless the Committee decides otherwise and the Option Agreement so provides: (i) no Option will be exercisable after the expiration of ten years from the date such Option is granted; (ii) except as described below, the Option will vest and become exercisable in four equal annual installments; (iii) no Option will provide for rights to dividends or dividend equivalents; and (iv) Options are exercisable in whole or in part at the Grantee’s discretion. The exercise price will be paid in cash or in shares of Common Stock (owned for at least six months) valued at their fair market value on the date of exercise, or a combination of the two. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee.

During the lifetime of the Grantee, each Option may only be exercised by that Grantee and the Option is not transferrable or assignable and may not be pledged or otherwise encumbered.

Unless otherwise specified by the terms of the individual Option Agreement, in the event that the Grantee ceases to be a member of the Board of Directors: (1) for any reason other than disability or removal for cause (as such terms are defined in the 2012 Directors Plan) or death, Options granted to such Grantee, to the extent that they were exercisable at the time the Grantee ceased to be a member of the Board of Directors, will remain exercisable for three months thereafter, and those not exercisable at such time will expire at such time; (2) on account of the disability or death of the Grantee while serving as a Director or on account of the Grantee’s death within three months after the Grantee ceases to be a Director (except by reason of removal for cause), Options granted to such Grantee will become immediately exercisable and will remain exercisable by such Grantee or his or her designated beneficiary until the Option’s expiration date; (3) as a result of failure to be nominated for re-election, all vested Options terminate on the Option’s original expiration date and are exercisable until that date only with respect to the number of shares of Common Stock which were exercisable on the day before the Grantee ceased to be a Director and all unvested Options on that date expire on that date; and (4) as a result of removal for cause, all outstanding Options granted to such participant (whether or not then exercisable) will immediately expire. No Option may be exercised after the expiration of its term.

Unless otherwise specified by the terms of the individual Option Agreement, upon the occurrence of a change in control of the Company (as defined in the 2012 Directors Plan), each Option granted under the 2012 Directors Plan and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration or cancellation under the 2012 Directors Plan.

Restricted Shares

Unless otherwise provided in a Restricted Share Agreement, any dividends paid with respect to the Common Stock will be paid to Grantees of Restricted Shares even if such Restricted Shares have not yet vested. Also, each Grantee of Restricted Shares will have full voting rights with respect to those Restricted Shares even if they have not yet vested.

During the lifetime of the Grantee, each Restricted Shares granted under the 2012 Directors Plan is not transferrable or assignable and may not be pledged or otherwise encumbered.

Unless a Restricted Share Agreement provides otherwise, Restricted Shares will vest in four equal annual installments. Upon a change of control of the Company, all Restricted Shares vest immediately.

Unless otherwise specified by the terms of the individual Restricted Share Agreement, in the event that the Grantee ceases to be a member of the Board of Directors: (1) for any reason other than disability or removal for cause (as such terms are defined in the 2012 Directors Plan) or death, all unvested Restricted Shares will be immediately cancelled and forfeited; (2) on account of the disability or death of the Grantee while serving as a

Director or on account of the Grantee’s death within three months after the Grantee ceases to be a Director (except by reason of removal for cause), Restricted Shares granted to such Grantee will immediately vest in full; (3) as a result of failure to be nominated for re-election, all unvested Restricted Shares will be cancelled and forfeited on the day before the Grantee ceases to be a Director; and (4) as a result of removal for cause, all unvested Restricted Shares will be immediately cancelled and forfeited.

General Plan Provisions

No Option or Restricted Share is transferable or assignable other than by will or the laws of descent and distribution.

Change in control is defined under the 2012 Directors Plan to include the acquisition of a 50% controlling interest in the Company, a change in the majority of members of the Board of Directors over a two-year period (unless replacements were elected by or at the recommendation of two-thirds of the prior directors), or the consummation of a corporate transaction which results in liquidation of the Company, sale of all or substantially all of its assets or other transaction in which the prior shareholders no longer own at least 50% of the Company.

Amendment or Termination of the 2012 Directors Plan

The Board of Directors may amend the provisions of the 2012 Directors Plan at any time and from time to time, but no amendment may be made that: (i) would impair the rights of a Grantee under a previously granted Option or Restricted Share award, without the participant’s consent; (ii) requires the approval of the Company’s shareholders under applicable law or the rules of the NYSE or any other exchange on which the Common Stock is listed; or (iii) would reduce the exercise price for Options. No grants or awards of Options or Restricted Shares may be made under the 2012 Directors Plan after the date that is ten years after the date the 2012 Directors Plan is approved by the Company’s shareholders.

New 2012 Directors Plan Benefits

Because future awards of Restricted Shares and Options under the 2012 Directors Plan are discretionary, no data can be provided regarding future grants. Therefore, the following table sets forth information pertaining to shares of restricted Common Stock which were granted in 2011 pursuant to the 2001 Directors Plan to the non-employee directors named below. No options were granted under the 2001 Directors Plan during 2011. The closing trading price of the Company’s Common Stock as reported on the NYSE on March 29, 2012 was $9.08 per share.

Name of Non-Employee Director (1)	Total Number of Restricted Shares	Dollar Value (2)
Joel Ackerman	4,081	$48,033
Ann C. Berzin	4,081	48,033
Jonathan D. Blum	4,081	48,033
Thomas P. Cooper, M.D.	4,081	48,033
Christopher T. Hjelm	4,400	51,788
Isaac Kaufman	4,081	48,033
Frederick J. Kleisner	4,081	48,033
Eddy J. Rogers, Jr.	4,081	48,033
John H. Short, Ph.D.	4,400	51,788
Phyllis R. Yale	4,081	48,033
Non-Employee Directors as a group	41,448	$487,840

(1)	Only non-employee directors of the Company are eligible to receive awards under the 2001 Directors Plan.

(2)	Values for restricted shares issued during 2011 under the 2001 Directors Plan are calculated by multiplying the closing price of $11.77 reported on the NYSE for the Common Stock on December 30, 2011, and multiplying that figure by the number of restricted shares. The aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) for restricted shares issued during 2011 under the 2001 Directors Plan has been disclosed in the Director Compensation Table beginning on page 57 under the column “Stock Awards.”

Shareholder approval of the 2012 Directors Plan is being sought as required by the rules of the NYSE. If such approval is not obtained, the 2012 Directors Plan will not take effect and no awards will be made thereunder.

Tax Treatment of Awards

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to Grantees upon the grant and exercise of Options and Restricted Shares under the 2012 Directors Plan under the now applicable provisions of the Code and the regulations thereunder.

Options.     A participant is not taxed upon grant of an Option. Generally, a participant will have ordinary income upon exercise of an Option in an amount equal to the excess of the fair market value on the date of exercise of the Plan Shares purchased over the exercise price paid upon exercise. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the Grantee upon the Grantee’s exercise of the Option.

If the Grantee surrenders previously-owned shares of Common Stock in payment of any or all of the exercise price of an Option, the Common Stock received upon exercise of such Option equal to the number of previously-owned shares of Common Stock so surrendered would have the tax basis and capital gain holding period applicable to such surrendered Common Stock. The additional Common Stock received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Restricted Shares.    Upon the vesting of Restricted Shares, a Grantee will have ordinary income in an amount equal to the fair market value of the Restricted Shares on the vesting date. Upon the sale of any Restricted Shares with respect to which restrictions have lapsed, the Grantee will have a long-term or short-term capital gain or loss, depending on the holding period for such Restricted Shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized at vesting. The holding period for purposes of determining the rate applicable to any such capital gains will commence on the vesting date.

A Grantee may elect to recognize ordinary income at the time that the Restricted Share award is made, instead of at the time that it vests, by filing an election under Section 83(b) of the Code, not later than 30 days after the date the Restricted Share award is made to the Grantee. The amount of income required to be recognized would be equal to the value of the Restricted Shares at the time of the award. Any such election must be included with the Grantee’s income tax return for that year and filed with the IRS service center where the Grantee’s tax return is filed. A copy of the election must also be given to the Company. Upon the sale of Restricted Shares as to which such an election has been made, the Grantee will have a long-term or short-term capital gain or loss, depending upon the holding period for such Restricted Shares, based on the difference between the sales proceeds and the amount of ordinary income so recognized. If an election under Section 83(b) is made, the holding period for purposes of determining the rate applicable to any such capital gains will commence on the date the Restricted Share award is made. However, if a Grantee makes such an election, and recognizes income and pays income tax in the year that the Restricted Share award is made, the Grantee will not be entitled to any refund of the tax if the Restricted Shares are later forfeited.

At the time a Grantee recognizes ordinary income with respect to Restricted Shares, either upon vesting or, if a Section 83(b) election is made, upon grant, the Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of such ordinary income.

The Board of Directors unanimously recommends a vote FOR the approval of the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors

PROPOSAL 4.    PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2012

The firm of PricewaterhouseCoopers LLP has been retained as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2012 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2012.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010. The Audit Committee approved all services required to be so approved during 2011.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for each of the years ended December 31, 2011 and 2010 for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2011 and 2010, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for each of the referenced years were $3,507,104 and $2,439,830, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2011 and 2010, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $68,000 and $292,436, respectively. For 2011, these fees were primarily related to employee benefit plan audits. For 2010, these fees were primarily related to audits and related services in connection with an acquisition during such year and employee benefit plan audits.

Tax Fees

Tax fees include $264,675 for the year ended December 31, 2011 related to tax compliance services provided in connection with the preparation of tax returns for RehabCare and its subsidiaries pursuant to an engagement entered into by RehabCare prior to the RehabCare Merger, of which the Company paid $120,000, representing amounts billed to RehabCare following the RehabCare Merger. There were no fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2010 for tax compliance, tax advice or tax planning services.

All Other Fees

PricewaterhouseCoopers LLP billed the Company $1,800 and $1,500, respectively, for each of the years ended December 31, 2011 and 2010 for the license of research software used by the Company. Such fees are not otherwise included in the sections captioned “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” set forth above.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, evaluating and replacing the independent registered public accounting firm, setting compensation and overseeing the services rendered by the independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent registered public accounting firm. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

The Board of Directors unanimously recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012

PROPOSAL 5.    SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the 2012 Annual Meeting only if properly presented by or on behalf of the shareholder proponent.

The City of Philadelphia Public Employees Retirement System, 16th Floor, Two Penn Center Plaza, Philadelphia, PA 19102 (the “Retirement System”) has advised the Company that it intends to submit the proposal set forth below for consideration at the Annual Meeting. As of November 29, 2011, Retirement System owned 26,794 shares of Common Stock. Provided below in the section captioned “Supporting Statement Submitted by the Retirement System” is the Retirement System’s statement in support of its proposal.

RESOLVED: The shareholders request the Board of Directors of Kindred Healthcare, Inc. to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy should be phased in for the next Chairman transition. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement Submitted by the Retirement System

We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a former CEO to be overseer of the new CEO.

Numerous institutional investors recommend an independent Chair. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage independent leadership, even with a lead director in place.

In 2009, Yale University’s Millstein Center for Corporate Governance and Performance published a Policy Briefing paper “Chairing the Board,” arguing the case for a separate, independent Board Chair.

The report was prepared in conjunction with the “Chairmen’s Forum” composed of a group of Directors. “A separate CEO and Chairman should improve corporate performance and lead to more competitive compensation practices,” said Gary Wilson, former Chair at Northwest Airlines, a Yahoo Director and a member of the Forum.

We believe an independent Chair also avoids conflicts of interest and improves oversight of risk. Any conflict in this role is reduced by clearly spelling out the different responsibilities of the Chair and CEO.

We believe an independent Chair and vigorous Board can improve focus on important ethical and governance matters, strengthen accountability to shareowners and help forge long-term business strategies that best serve the interests of shareholders, consumers, employees and the company.

Kindred Healthcare’s former CEO Edward Kuntz serves as Chairman of the Company’s board of directors. To foster a simple transition, we are requesting that this policy be phased in and implemented when the next Chairman is chosen. Thus if the Board declares their support for this future governance reform, the Board and prospective CEO both will be aware of this change in expectation.

We urge a vote FOR this resolution. We believe a separate independent Chair can enhance investor confidence in our Company and strengthen the integrity of the Board.

The Board of Directors unanimously recommends a vote AGAINST this shareholder proposal

The proponent is requesting that the Board of Directors adopt a policy that requires the Chair of the Board of Directors, whenever possible, to be an independent member of the Board of Directors. However, the Board of Directors already has mechanisms in place to provide independent Board leadership, including a lead independent director, and Audit, Executive Compensation and Nominating and Governance Committees composed solely of independent directors. Further, the Board believes that adopting such a policy would not be in the best interest of the Company and its shareholders as it would limit the Board’s flexibility in choosing a Chair of the Board of Directors.

Lead Independent Director. To provide independent Board leadership, the Company has appointed a lead independent director. As discussed on page 10 of this proxy statement and as set forth in our Corporate Governance Guidelines, the lead independent director is chosen annually by the independent directors from among the independent directors. The lead independent director: (1) presides at all meetings of the directors at which the Chair is not present, including all meetings of the non-management directors; (2) serves as a liaison between the Chair and the non-management directors; (3) has the authority to call meetings of the non-management directors; and (4) is available for direct communication from major shareholders. Each director is free to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

Proposal Limits Flexibility in Choosing Chair of the Board of Directors. Rather than taking a “one-size fits all” approach to Board leadership, the Board has no policy with respect to the independence of the Chair. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company and its shareholders for the Board to make a determination when it appoints a new Chair. This allows the Board the flexibility to address the Company’s specific circumstances and needs at any given time. For example, adoption of this proposal would preclude the Board from appointing the Company’s current or prior Chief Executive Officer as its Chair. The Board believes that such a restriction is not in the best interests of the Company and its shareholders, particularly given the highly regulated and complex nature of the various businesses operated by the Company, areas in which the Company’s current or former Chief Executive Officer would be uniquely qualified to provide insight and leadership of the Board’s oversight of management and strategic plans and prospects of the Company. Had this proposal previously been adopted, the current Chair of the Board of Directors, Mr. Kuntz, would have been disqualified from consideration given his prior tenure as Chief Executive Officer. The Board believes that the first-hand knowledge of the Company’s operations as well as the Company’s business and regulatory environment obtained by Mr. Kuntz during his prior tenure as Chief Executive Officer serves the Company and its shareholders well during his current tenure as Chair, particularly given the opportunities and challenges facing the Company.

Independent Oversight. The Board also has adopted a number of governance practices that promote the independence of the Board and independent oversight of management. First, a substantial majority of the members of the Board are independent directors. Two of the non-independent directors are the former Chief Executive Officer of the Company and the former Chief Executive Officer of RehabCare. Second, all non-management directors meet on at least a quarterly basis to consider such matters as they deem appropriate, including, but not limited to, a review of the performance of the Company’s Chief Executive Officer. In 2011, there were five meetings of the independent directors, all of which were chaired by the lead independent director. Third, while the Chair establishes the agenda for each Board meeting, each director is free to suggest the inclusion of items on the agenda, as well as to raise at any Board meeting subjects that are not on the agenda for that meeting. Finally, per the Company’s Corporate Governance Guidelines and NYSE rules, each member of the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee is an independent director under the criteria established by the NYSE. Each of these committees has the power to hire, at the expense of the Company, independent legal, financial or other advisors as they deem necessary or desirable to carry out their respective duties.

In addition, our directors, including the Chair, are bound by fiduciary obligations under law to act in a manner that they believe to be in the best interests of the Company and its shareholders. We do not believe that requiring an independent Chair would serve to augment or diminish this fiduciary duty.

Based on the foregoing, the Board believes that adopting a policy that requires an independent Chair of the Board is unnecessary and not in the best interests of the Company and its shareholders. For these reasons, the Board opposes adopting a policy to require an independent Chair.

The Board of Directors therefore unanimously recommends a vote AGAINST this shareholder proposal

Shareholder Proposals and Director Nominations

The Company must receive any shareholder proposal intended to be presented at the Company’s 2013 Annual Meeting of shareholders by December 6, 2012 in order to be considered for inclusion in the Company’s proxy materials for such meeting, unless the date of our 2012 annual meeting is changed by more than 30 days from May 17, 2012, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.

Under the Company’s advance notice provisions in its bylaws, if a shareholder wants to submit a proposal for the Company’s 2013 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy materials), or intends to nominate a person as a candidate for election to the Board directly, the shareholder can submit the proposal or nomination between February 16, 2013 and the close of business on March 18, 2013, which is between 60 days and 90 days before the anniversary of the date of the 2012 Annual Meeting. In the event the date of the 2013 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2012 Annual Meeting, the shareholder can submit the proposal or nomination by the close of business on the date that is the later of the 60th day prior to the Company’s 2013 Annual Meeting or the 10th day following the day on which the date for the Company’s 2013 Annual Meeting is first announced or disclosed.

Shareholder and Other Communications

The Company welcomes communications to the Board of Directors and/or individual directors including the Company’s lead independent director. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director, including the Company’s lead independent director, should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

Additional Information

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Paul J. Diaz

President and Chief Executive Officer

ANNEX A

KINDRED HEALTHCARE, INC.

2012 EQUITY PLAN FOR

NON-EMPLOYEE DIRECTORS

ARTICLE 1. PURPOSE

The purpose of this Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and shareholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions.     As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a) “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b) “Award” shall mean an Option or Restricted Shares, as the context may require.

(c) “Award Agreement” shall mean an Option Agreement or a Restricted Share Agreement, as the context may require.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Affiliates.

(f) “Change in Control” shall mean any of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a Director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such Director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any Director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(iii) the consummation of: (A) a merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of the

Company’s voting securities immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event; (B) a complete liquidation or dissolution of the Company; or (C) the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Company’s voting securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, any regulations promulgated thereunder and any successor thereto.

(h) “Committee” shall mean the Executive Compensation Committee of the Board or such other committee as the Board shall designate from time to time.

(i) “Company” shall mean Kindred Healthcare, Inc., a Delaware corporation, together with its Affiliates.

(j) “Director” shall mean a member of the Board.

(k) “Disability” shall mean a physical or mental condition that would make the Non-Employee Director unable to perform such Director’s duties for a continuous period of not less than six months. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a Director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) the “Fair Market Value” of a Share with respect to any day shall be (i) the closing sales price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

(n) “Grantee” shall mean a Non-Employee Director who has been granted an Option or Restricted Shares, or the personal representative, heir or legatee of a Grantee who has the right to exercise the Option or receive the Restricted Shares upon the death of the Non-Employee Director.

(o) “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

(p) “Option” shall mean an option to purchase Shares granted to a Grantee pursuant to the Plan.

(q) “Option Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of an Option and containing terms and conditions concerning such Option.

(r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(s) “Plan” shall mean this Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, as the same may be amended from time to time.

(t) “Restricted Share Agreement” shall mean a written agreement between the Company and a Grantee evidencing the granting of Restricted Shares and containing terms and conditions concerning such Restricted Shares.

(u) “Restricted Shares” shall mean restricted Shares of the Company granted to a Grantee pursuant to the Plan.

(v) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

2.2 Gender and Number.     Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

The common stock to be offered under the Plan shall be the Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares that may be covered by Awards granted under the Plan shall not exceed 200,000 Shares. Shares subject to, but not delivered under, an Award terminating or expiring for any reason prior to its exercise, in the case of an Option, or vesting, in the case of Restricted Shares, in full shall be deemed available for Awards to be granted thereafter during the term of the Plan. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) as provided in the Plan shall not count as used under the Plan for purposes of this Article 3.

ARTICLE 4. GRANTS OF AWARDS

4.1 Grants.    Subject to shareholder approval of this Plan at the 2012 Annual Meeting of the Shareholders, the Committee shall have the sole authority to grant Awards at its discretion to Non-Employee Directors pursuant to this Plan.

4.2 Terms and Conditions.

(a) In no event shall the exercise price of any Option granted under the Plan (the “Option Exercise Price”) be less than 100% of the Fair Market Value of a Share on the date on which such Option is granted. Unless otherwise provided in the applicable Award Agreement, each Award of an Option granted under the Plan shall have the following additional terms and conditions:

(i) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(ii) Subject to Section 4.3, the Option shall become exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. In no event shall any Option become exercisable in full prior to the third anniversary of the date of grant of such Option. Notwithstanding the preceding sentence or anything else in this Section 4 to the contrary, upon a Change in Control, the Grantee shall have the right to exercise the Option in full as to all Shares subject to the Option.

(iii) No Option shall provide for rights to dividends or dividend equivalents.

(iv) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(v) Certificates for Shares purchased upon the exercise of an Option shall be issued in the name of the Grantee and delivered to the Grantee as soon as practicable following the effective date on which the Option is exercised.

(b) Unless otherwise provided in the applicable Award Agreement, each Award of Restricted Shares granted under the Plan shall have the following terms and conditions:

(i) Any dividends paid with respect to Shares will be paid to holders of Restricted Shares granted, but not yet vested or forfeited, promptly without condition. In addition, a Director who holds Restricted Shares pursuant to the Plan shall have the right to exercise full voting rights with respect thereto.

(ii) Subject to Section 4.3, the Restricted Shares shall vest in four equal annual installments, with the first installment vesting on the first anniversary of the date of grant of the Restricted Shares. Notwithstanding anything in this Section 4 to the contrary, upon a Change in Control, all Restricted Shares shall immediately vest.

4.3 Termination of Award.    Unless otherwise provided in the applicable Award Agreement, each Award granted under the Plan shall be subject to the following termination provisions:

(i) If the Grantee ceases to be a Director of the Company for any reason other than failure to be nominated by the Board for re-election, death, Disability or removal for Cause: (A) all vested Options shall terminate three months after the Grantee ceases to be a Director of the Company (unless the Grantee dies during such period), or on the Option’s original expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Grantee was entitled to purchase on the day preceding the day on which the Grantee ceased to be a Director, and (B) all unvested Options and unvested Restricted Shares shall be immediately cancelled and forfeited.

(ii) If the Grantee ceases to be a Director of the Company because of removal for Cause, all Options (regardless of whether vested or unvested) and all outstanding Restricted Shares shall be immediately cancelled and forfeited on the date of the Grantee’s removal.

(iii) If the Grantee ceases to be a Director of the Company because of failure to be nominated by the Board for re-election: (A) vested Options shall terminate on the Option’s original expiration date and shall be exercisable until the Option’s expiration date only with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the day on which the Grantee ceased to be a Director, and (B) all unvested Options and unvested Restricted Shares shall be immediately cancelled and forfeited.

(iv) In the event of the Grantee’s Disability or death while serving as a Director of the Company, or the Grantee’s death within three months after the Grantee ceases to be a Director (other than by reason of removal for Cause), all Options and Restricted Shares shall immediately vest in full and Options shall be exercisable until the Options’ expiration date. In the event of the Grantee’s death, Options may be exercised or paid only by the executors or administrators of the Grantee’s estate or by any person who shall have acquired the right to exercise or pay the Option by will or by the laws of descent and distribution.

4.4 Restrictions on Transferability of Awards.    During the lifetime of the Grantee, each Option shall be exercisable only by the Grantee and an Award is non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge; provided, however, that (i) the Committee may, in its sole discretion, permit the transfer of an Award to a family trust for estate planning purposes and (ii) in the event a Non-Employee Director eligible to receive an Award was nominated to or chosen to serve on the Board pursuant to an arrangement between the Company and another Person, such Non-Employee Director may, upon notice in writing to the Board, direct the initial issuance of the Award (and any subsequent issuances of any Awards) to such other Person or transfer his Award to such other Person (following an issuance or transfer under such circumstances, such other Person shall be a “Permitted Transferee”).

4.5 Award Agreement.    Each Award shall be evidenced by an Award Agreement, which shall set forth the number of Shares for which the Award was granted, the provisions set forth in this Article 4 relating to the Award and such other terms and conditions approved by the Committee that are consistent with the Plan.

4.6 Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Options shall be exercised, in whole or in part, by delivery to the Company’s principal office of a written notice of exercise, to the attention of Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the “Exercise Date”), setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company. The grant to a Grantee of an Option shall impose no duty upon the Grantee to exercise such Option in whole or in part.

4.7 Payment of Option Exercise Price.    The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares previously owned by the Grantee for at least six months, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price, (c) by a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate, or (d) pursuant to the cashless exercise provision set forth in Section 4.6.

4.8 Delivery of Restricted Shares.    When restrictions lapse or are satisfied with respect to Restricted Shares, either such Restricted Shares shall be issued via book entry or a stock certificate for the number of such Restricted Shares shall be delivered to the Grantee holding those Restricted Shares. The Company shall not be required to deliver any fractional Share but may pay to such Grantee, in lieu thereof, the Fair Market Value (measured on the date the restrictions lapse) of such fractional Share.

ARTICLE 5. ADMINISTRATION

5.1 The Committee.    The Committee shall have full authority to administer the Plan, including the authority to interpret and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

5.2 Section 16 Compliance.    It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

5.3 Section 409A Compliance.    In the event any of the compensation or benefits provided to a Grantee pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Grantee pursuant to this Plan; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to the Grantee in connection with any violation of Section 409A or otherwise.

ARTICLE 6. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan and in the number, class and the Option Exercise Price of Shares subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number.

Restricted Shares shall be treated as outstanding Shares for the purpose of any transaction listed above. But unless otherwise provided herein or in any Award Agreement, such transaction shall not affect the restrictions applicable to the Restricted Shares.

ARTICLE 7. AMENDMENTS AND DISCONTINUANCE

7.1 In General.    Except as provided in Sections 7.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

7.2 Awards Previously Granted.    No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Grantee holding such Award.

7.3 Shareholder Approval.    No amendment to the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of applicable law or any New York Stock Exchange or securities exchange listing requirements.

7.4 No Option Repricing or Similar Actions.    The Company shall not (i) reprice an Option, (ii) exchange an Option for any other type of award, or (iii) cash out an Option; provided, however, that an adjustment under Article 6 shall not be considered to constitute an action described in the foregoing clauses (i), (ii) or (iii). For purposes of the Plan, the term “reprice” shall mean lowering the Option Exercise Price of previously awarded Options.

ARTICLE 8. EFFECTIVE DATE AND TERMINATION OF THE PLAN

8.1 Effective Date.    The Plan was initially adopted by the Board on March 27, 2012 and was approved by the shareholders of the Company on [May 17], 2012 (the “Effective Date”). No grants may be made under the Plan after May 17, 2022.

8.2 Termination Date.     The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options or the vesting of Restricted Shares granted under the Plan; (2) 10 years after the Effective Date; or (3) such earlier date as the Board may determine.

ARTICLE 9. NO OTHER RIGHTS TO RE-ELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a Director of the Company, to be renominated by the Board or to be re-elected by the shareholders of the Company. Except as expressly provided in the Plan, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the exercise price of, any Option. No person shall have any rights as a stockholder with respect to any Shares covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in the Plan, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

ARTICLE 10. INDEMNIFICATION; DECISIONS BINDING

10.1 Indemnification.    No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

10.2 Determinations of the Committee.    Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

ARTICLE 11. SECURITIES MATTERS

11.1 Registration and Certification.    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

11.2 Options.    The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

ARTICLE 12. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

ARTICLE 13. GOVERNING LAW

The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202-2412

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kindred Healthcare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kindred Healthcare, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M44720-P21649	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

KINDRED HEALTHCARE, INC.
The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Edward L. Kuntz	☐	☐	☐

1b. Joel Ackerman	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1c. Jonathan D. Blum	☐	☐	☐	2. PROPOSAL TO APPROVE, ON ANY ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM.	☐	☐	☐
1d. Thomas P. Cooper, M.D.	☐	☐	☐	3. PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2012 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS.	☐	☐	☐
1e. Paul J. Diaz	☐	☐	☐	4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.	☐	☐	☐
1f. Christopher T. Hjelm	☐	☐	☐
1g. Isaac Kaufman	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:
1h. Frederick J. Kleisner	☐	☐	☐	5. SHAREHOLDER PROPOSAL TO REQUEST THE BOARD OF DIRECTORS TO TAKE THOSE ACTIONS DESCRIBED IN “PROPOSAL 5. SHAREHOLDER PROPOSAL” IN THE ACCOMPANYING PROXY STATEMENT.	☐	☐	☐
1i. Eddy J. Rogers, Jr.	☐	☐	☐
1j. John H. Short, Ph.D.	☐	☐	☐
1k. Phyllis R. Yale	☐	☐	☐

Please sign exactly as your name appears. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2012

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m., local time on Thursday, May 17, 2012, at the Warwick New York Hotel, 65 West 54th Street, New York, NY 10019.

IT IS IMPORTANT THAT YOU VOTE THESE SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Proxy Card and Annual Report/Form 10-K are available at www.proxyvote.com.

M44721-P21649

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 17, 2012

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Warwick New York Hotel, 65 West 54th Street, New York, NY 10019, on Thursday, May 17, 2012 at 10:00 a.m., local time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated April 3, 2012, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment or postponement thereof, including without limitation to vote for the election of such substitute nominee(s) for director in the event any of the nominee(s) named on the reverse side become(s) unable to serve.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.